                    * * * * * * * * * * * * * * * * * * * *

                                     Lease


                               200 North LaSalle
                               Chicago, Illinois


                    * * * * * * * * * * * * * * * * * * * *

                                    Between



                           The Florsheim Shoe Company
                                    (Tenant)



                                      and



                         Teachers Insurance and Annuity
                             Association of America
                                   (Landlord)

                                     Lease
                               200 North LaSalle
                               Chicago, Illinois



<Captiom>
                                                                                                Page
                                                                                                ----
     ||
     1.     LEASE AGREEMENT...................................................................   1

     2.     RENT...............................................................................  2
            A.     Types of Rent...............................................................  2
                   (1)     Base Rent...........................................................  2
                   (2)     Operating Cost Share Rent...........................................  2
                   (3)     Tax Share Rent......................................................  2
                   (4)     Additional Rent.....................................................  2
                   (5)     Rent................................................................  2
            B.     Payment of Operating Cost Share Rent and Tax Share Rent.....................  3
                   (1)     Payment of Estimated Operating Cost Share Rent and Tax Share Rent...  3
                   (2)     Correction of Operating Cost Share Rent.............................  3
                   (3)     Correction of Tax Share Rent........................................  3
            C.     Definitions.................................................................  3
                   (1)     Taxes...............................................................  3
                   (2)     Operating Costs.....................................................  4
            D.     Computation of Base Rent and Rent Adjustments...............................  5
                   (1)     Prorations..........................................................  5
                   (2)     Default Interest....................................................  5
                   (3)     Rent Adjustments....................................................  5
                   (4)     Books and Records...................................................  5
                   (5)     Miscellaneous.......................................................  6

     3.     PREPARATION AND CONDITION OF PREMISES; POSSESSION AND SURRENDER OF PREMISES........  6
            A.     Condition of Premises.......................................................  6
            B.     Tenant's Possession.........................................................  6
            C.     Maintenance.................................................................  6
            D.     Ownership of Improvements...................................................  6
            E.     Removal at Termination......................................................  6

     4.     PROJECT SERVICES...................................................................  6
            A.     Heat and Air Conditioning...................................................  7
            B.     Elevators...................................................................  7
            C.     Electricity.................................................................  7
            D.     Water.......................................................................  7
            E.     Janitorial Service..........................................................  7
            F.     Telephone Service...........................................................  7
            G.     Security Service............................................................  7
            H.     Common Areas and Base Building Components...................................  8
            I.     Interruption of Services....................................................  8

     5.     ALTERATIONS AND REPAIRS............................................................  8
            A.     Landlord's Consent and Conditions...........................................  8
            B.     Electronic Systems..........................................................  9




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



                                                                                              Page
                                                                                              ----
             C.     Damage to Systems.........................................................   9
             D.     No Liens..................................................................   9

     6.      USES OF PREMISES.................................................................   9

     7.      GOVERNMENTAL REQUIREMENTS AND BUILDING RULES.....................................  10

     8.      WAIVER OF CLAIMS; INDEMNIFICATION; INSURANCE.....................................  10
             A.     Waiver of Claims..........................................................  10
             B.     Indemnification...........................................................  10
             C.     Insurance Coverage........................................................  11
             D.     Insurance Certificates....................................................  11

     9.      FIRE AND OTHER CASUALTY..........................................................  11
             A.     Termination...............................................................  11
             B.     Restoration...............................................................  11

    10.      EMINENT DOMAIN...................................................................  12

    11.      RIGHTS RESERVED TO LANDLORD......................................................  12
             A.     Name......................................................................  12
             B.     Signs.....................................................................  12
             C .    Window Treatments.........................................................  12
             D.     Service Contracts.........................................................  12
             E .    Keys......................................................................  12
             F.     Access....................................................................  12
             G.     Preparation for Reoccupancy...............................................  13
             H .    Heavy Articles............................................................  13
             I.     Show Premises.............................................................  13
             J.     Restrict Access...........................................................  13
             K.     Intentionally Omitted.....................................................  13
             L.     Use of Lockbox............................................................  13
             M .    Repairs and Alterations...................................................  13
             N.     Landlord's Agents.........................................................  13
             O.     Building Services.........................................................  13
             P.     Other Actions.............................................................  13

     12.     TENANT'S DEFAULT.................................................................  14
             A.     Rent Default..............................................................  14
             B.     Assignment/Sublease or Hazardous Substances Default.......................  14
             C.     Other Performance Default.................................................  14
             D.     Credit Default............................................................  14

     13.     LANDLORD REMEDIES................................................................  14
             A.     Termination of Lease or Possession........................................  14
             B.     Lease Termination Damages.................................................  14
             C.     Possession Termination Damages............................................  14
             D.     Landlord's Remedies Cumulative............................................  15
             E.     Waiver of Trial by Jury...................................................  15




                                                                                                    Page
                                                                                                    ----

            F.     Litigation Costs................................................................   15

    14.     SURRENDER..............................................................................   15

    15.     HOLDOVER...............................................................................   15

    16.     SUBORDINATION TO GROUND LEASES AND MORTGAGES...........................................   15
            A.     Subordination...................................................................   15
            B.     Termination of Ground Lease or Foreclosure of Mortgage..........................   15
            C.     Security Deposit................................................................   16
            D.     Notice and Right to Cure........................................................   16
            E.     Definitions.....................................................................   16

    17.     ASSIGNMENT AND SUBLEASE................................................................   16
            A.     Specific Transactions...........................................................   16
            B.     Consent Required................................................................   16
            C.     Procedure.......................................................................   16
            D.     Excess Payments.................................................................   17

    18.     CONVEYANCE BY LANDLORD.................................................................   17

    19.     ESTOPPEL CERTIFICATE...................................................................   17

    20.     SECURITY DEPOSIT.......................................................................   17

    21.     FORCE MAJEURE..........................................................................   18

    22.     INTENTIONALLY OMITTED..................................................................   18

    23.     NOTICES................................................................................   18
            A.     Landlord........................................................................   18
            B.     Tenant..........................................................................   18

    24.     QUIET POSSESSION.......................................................................   18

    25.     REAL ESTATE BROKER.....................................................................   19

    26.     Miscellaneous..........................................................................   19
            A.    Successors and Assigns...........................................................   19
            B.    Date Payments Are Due............................................................   19
            C.    Meaning of "Landlord", "Re-Entry", "including" and "Affiliate"...................   19
            D.    Time of the Essence..............................................................   19
            E.    No Option........................................................................   19
            F.    Severability.....................................................................   19
            G.    Governing Law....................................................................   19
            H.    Broker's Commissions.............................................................   19
            I.    No Oral Modification.............................................................   19
            J.    Landlord's and Tenant's Right to Cure............................................   19
            K.    Captions.........................................................................   20




                                                                                                    Page
                                                                                                    ----


           L.     Authority........................................................................   20
           M.     Landlord's Enforcement of Remedies...............................................   20
           N.     Entire Agreement.................................................................   20
           O.     Landlord's Title.................................................................   20
           P.     Light and Air Rights.............................................................   20
           Q.     Consents.........................................................................   20
           R.     Singular and Plural..............................................................   20
           S.     No Recording by Tenant...........................................................   20
           T.     Exclusivity......................................................................   20
           U.     No Construction Against Drafting Party...........................................   20
           V.     Survival.........................................................................   20
           W.     Rent Not Based on Income.........................................................   20
           X.     Building Manager and Service Providers...........................................   20
           Y.     Interest on Late Payments........................................................   20
           Z.     Confidentiality..................................................................   20

     27.   UNRELATED BUSINESS INCOME................................................................  21

     28.   HAZARDOUS SUBSTANCES.....................................................................  21

     29.   EXCULPATION..............................................................................  21

     30.   ADDITIONAL SPACE/RETAIL SPACE/CONFIRMING AMENDMENT.......................................  21

     31.   BASE RENT................................................................................  22

     32.   RENT ABATEMENT...........................................................................  23

     33.   ARBITRATION..............................................................................  23

     34.   EXTENSION OPTIONS........................................................................  24

     35.   EXPANSION OPTION.........................................................................  26

     36.   RIGHT OF FIRST OFFER ON OTHER OFFICE SPACE...............................................  27

     37.   INTENTIONALLY OMITTED....................................................................  28

     38.   RIGHT OF FIRST REFUSAL...................................................................  28

     39.   TERMINATION OPTIONS......................................................................  29

     40.   SATELLITE DISH...........................................................................  30

     41.   SIGNAGE/ADVERTISING......................................................................  30

     42.   LOBBY RIGHTS.............................................................................  31




APPENDIX A - PLAN OF THE SPACES COVERED BY THIS LEASE

APPENDIX B - CLEANING SCHEDULE

APPENDIX C - RULES AND REGULATIONS

APPENDIX D - TENANT IMPROVEMENT WORK AGREEMENT

     1. INITIAL IMPROVEMENTS
     2. ADDITIONAL IMPROVEMENTS
     3. LANDLORD'S CONTRIBUTION
     4. COMMENCEMENT DATE DELAY
     5. ACCESS BY TENANT PRIOR TO COMMENCEMENT OF TERM
     6. MISCELLANEOUS

APPENDIX E - BASE BUILDING COMPONENTS AND PUNCHLIST

APPENDIX F - MORTGAGES CURRENTLY AFFECTING THE PROJECT

                                     LEASE

                               200 NORTH LASALLE
                               CHICAGO, ILLINOIS




     THIS LEASE (the "Lease") is made as of September 6, 1996, between Teachers Insurance and Annuity Association of America, a New York corporation (the "Landlord") and the Tenant as named in the Schedule below. The term "Project" means the building (the "Building") known as "200 North LaSalle Street" and the land (the "Land") located at the northwest corner of Lake and LaSalle Streets, Chicago, Illinois. "Premises" means that part of the Project leased to Tenant described in the Schedule and outlined on Appendix A attached hereto.

     The following schedule (the "Schedule") is an integral part of this Lease. Terms defined in this Schedule shall have the same meaning throughout the Lease.


                                    SCHEDULE

  1.   TENANT:  The Florsheim Shoe Company.
  2. PREMISES: As of the date of this Lease, the Premises consist of the following: (i) 113,535 rentable square feet of space comprising all of floors ten through fifteen of the Building (the "Office Space"); and
       (ii) 3,273 rentable square feet of space on the lower level (the "Lower Level Space"; such Office Space and Lower Level Space are depicted on Appendix A attached hereto). The Premises shall also include the Retail Space (defined in Section 30 below) in accordance with the terms of such
       Section 30.
  3. RENTABLE SQUARE FEET OF THE PREMISES: 120,048 rentable square feet (including the Retail Space).
  4. TENANT'S PROPORTIONATE SHARE: 19.2796% (based upon the Premises, including the Retail Space, and a total of 622,667 rentable square feet in the Building).
  5.   SECURITY DEPOSIT:  See Section 20.  The amount of the Security
       Deposit initially shall be equal to $5,433,854.57.
  6. TENANT'S ADDRESS FOR NOTICES BEFORE POSSESSION DATE: 130 South Canal Street, Chicago, Illinois 60606; Attention: Larry Svoboda.
  7.   TENANT'S REAL ESTATE BROKER FOR THIS LEASE:  Equis.
  8.   INITIAL IMPROVEMENTS:  See Appendix D below.
  9. COMMENCEMENT DATE: January 1, 1997, unless the Landlord fails to make the Premises (except the Retail Space) available to Tenant for construction of the Initial Improvements on or before September 5, 1996, in which case the Commencement Date shall be delayed one day for each day Landlord is late in making such portion of the Premises available to Tenant for construction of the Initial Improvements.
 10. TERMINATION DATE/TERM: June 30, 2008 (assuming the Commencement Date is January 1, 1997), eleven (11) years, six (6) months after the Commencement Date, or if the Commencement Date is not the first day of a month, then the day prior to eleven (11) years, six (6) months after the first day of the following month.
 11.   BASE RENT:  See Section 31 below.
 12.   GUARANTOR:  None.

       1. LEASE AGREEMENT. On the terms stated in this Lease, Landlord leases the Premises to Tenant, and Tenant leases the Premises from Landlord, for the Term beginning on the Commencement Date and ending on the Termination Date unless extended or sooner terminated pursuant to this Lease.

     2. RENT.

     A. Types of Rent. Tenant shall pay the following Rent in the form of a check to Landlord's building manager at the office of the Building, or in such other manner as Landlord may notify Tenant:

          (1) Base Rent in monthly installments in advance on or before the first day of the Lease and the first day of each month of the Term thereafter in the amounts set forth in Section 31 below.

          (2) Operating Cost Share Rent in an amount equal to the sum of Tenant's Proportionate Share of Controllable Operating Costs (defined below) and Tenant's Proportionate Share of Non-Controllable Operating Costs (defined below), for the applicable fiscal year of the Lease, paid monthly in advance in an estimated amount. Definitions of Controllable Operating Costs, Non-Controllable Operating Costs and Tenant's Proportionate Share, and the method for billing and payment of Operating Cost Share Rent are set forth below in this Section.

          The Controllable Operating Cost Share Rent (defined below) applicable to all fiscal years falling after the first fiscal year of the Term shall be subject to a cumulative cap based on the Cap Amount (defined below). Thus, Controllable Operating Cost Share Rent for the second fiscal year of the Term shall be an amount equal to the lesser of (i) Tenant's Proportionate Share of Controllable Operating Costs during such second fiscal year, or (ii) 105% of Tenant's Proportionate Share of Controllable Operating Costs for the first fiscal year (such amount described in this clause (ii) is herein referred to as the "Cap Amount"). For each fiscal year after the second fiscal year, Controllable Operating Cost Share Rent shall be equal to the lesser of: (i) Tenant's Proportionate Share of Controllable Operating Costs for the applicable fiscal year; or (ii) 105% of the Cap Amount for the immediately preceding fiscal year (which becomes the new Cap Amount).

          For purposes of this Section 2A(2), "Controllable Operating Cost Share Rent" shall be an amount equal to Tenant's Proportionate Share of Controllable Operating Costs. "Controllable Operating Costs" shall mean all Operating Costs other than those related to insurance, electricity and other utilities and collectively bargained union wages (herein, "Non-Controllable Operating Costs"). There shall be no cap on Non-Controllable Operating Costs.

          Assume, for example, that Controllable Operating Cost Share Rent for the first fiscal year was $100.00. In the second fiscal year, Controllable Operating Cost Share Rent shall be an amount equal to the lesser of (i) Tenant's Proportionate Share of Controllable Operating Costs for the second fiscal year, or (ii) $105.00 (105% of $100.00, which amount becomes the Cap Amount). In the third fiscal year, Controllable Operating Cost Share Rent shall be an amount equal to the lesser of (i) Tenant's Proportionate Share of Controllable Operating Costs for the third fiscal year, or (ii) $110.25 (105% of $105.00, which amount becomes the new Cap Amount).

          (3) Tax Share Rent in an amount equal to the Tenant's Proportionate Share of the Taxes for the applicable fiscal year of this Lease, paid monthly in advance in an estimated amount. Definitions of Taxes, Tenant's Proportionate Share and the method for billing and payment of Tax Share Rent are set forth in Sections 2B, 2C and 2D.

          (4) Additional Rent in the amount of all costs, expenses, liabilities, and amounts which Tenant is required to pay under this Lease, excluding Base Rent, Operating Cost Share Rent, and Tax Share Rent, but including any interest for late payment of any item of Rent.

          (5) Rent as used in this Lease means Base Rent, Operating Cost Share Rent, Tax Share Rent and Additional Rent. Except as otherwise set forth herein, Tenant's agreement to pay Rent is an independent covenant, with no right of setoff, deduction or counter claim of any kind.

     B.   Payment of Operating Cost Share Rent and Tax Share Rent.
          --------------------------------------------------------

          (1) Payment of Estimated Operating Cost Share Rent and Tax Share Rent. Landlord shall estimate the Operating Costs and Taxes of the Project each fiscal year, generally after the beginning of the year. Landlord may revise these estimates up to 3 times in any 12-month period of the Term whenever it obtains more accurate information, such as the final real estate tax assessment or tax rate for the Project.

          Within ten (10) days after receiving the original or revised estimate from Landlord, Tenant shall pay Landlord one-twelfth (1/12th) of Tenant's Proportionate Share of this estimate, multiplied by the number of months that have elapsed in the applicable fiscal year to the date of such payment including the current month, minus payments previously made by Tenant for the months elapsed. On the first day of each month thereafter, Tenant shall pay Landlord one-twelfth (1/12th) of Tenant's Proportionate Share of this estimate, until a new estimate becomes applicable.

          (2) Correction of Operating Cost Share Rent. As soon as reasonably possible after the end of each fiscal year, Landlord shall deliver to Tenant a report for such year (the "Operating Cost Report") setting forth
     (a) the actual Operating Costs incurred, (b) the amount of Operating Cost Share Rent due from Tenant, and (c) the amount of Operating Cost Share Rent paid by Tenant. Within twenty (20) days after such delivery, Tenant shall pay to Landlord the amount due minus the amount paid. If the amount paid exceeds the amount due, Landlord shall apply the excess to Tenant's next month's payment of Operating Cost Share Rent, if any, promptly refunding any overage directly to Tenant.

          (3) Correction of Tax Share Rent. As soon as reasonably possible after the end of each fiscal year, Landlord shall deliver to Tenant a report for such fiscal year (the "Tax Report") setting forth (a) the actual Taxes, (b) the amount of Tax Share Rent due from Tenant, and (c) the amount of Tax Share Rent paid by Tenant. Within twenty (20) days after such delivery, Tenant shall pay to Landlord the amount due from Tenant minus the amount paid by Tenant. If the amount paid exceeds the amount due, Landlord shall apply any the excess as a credit against Tenant's next month's payment of Tax Share Rent, if any, promptly refunding any overage to Tenant.

     C.   Definitions.
          ------------
          (1) Taxes. "Taxes" means any and all taxes, assessments and charges of any kind, general or special, ordinary or extraordinary, levied by any governmental entity, which Landlord shall pay or become obligated to pay in connection with the ownership, leasing, renting, management, control or operation of the Project or of the personal property, fixtures, machinery, equipment, systems and apparatus used in connection therewith. Taxes shall include real estate taxes, personal property taxes, sewer rents, water rents, special or general assessments, transit taxes, ad valorem taxes, and any tax levied on the rents hereunder or the interest of Landlord under this Lease (the "Rent Tax"). Taxes shall also include all legal fees and other costs and expenses paid by Landlord in seeking a refund or reduction of any Taxes, whether or not the Landlord is ultimately successful.

          For any year, the amounts to be included in Taxes shall be the amounts (with any interest) due and payable during such year. Any refund or other adjustment to any Taxes by the taxing authority, shall apply during the year in which the adjustment is made. Landlord may elect, effective January 1 of any year, by providing ninety (90) days prior written notice to Tenant and the other tenants in the Building, to change the basis on which all tenants in the Building reimburse Landlord for Taxes from the current "cash" method described above to an "accrual" method, whereby tenants reimburse Landlord for Taxes which accrue, or are assessed or otherwise imposed, with respect to any given year.

          Taxes shall not include any net income (except Rent Tax), capital, stock, succession, transfer, franchise, gift, estate or inheritance tax, except to the extent that such tax shall be imposed in lieu of any portion of Taxes, or any late charges assessed due to Landlord's failure to timely pay Taxes unless such failure was the result of the acts or omissions of Tenant, or its agents or employees.

          (2) Operating Costs. "Operating Costs" means any expenses, costs and disbursements of any kind other than Taxes, paid or incurred by Landlord in connection with the management, maintenance, operation and repair of any part of the Project and of the personal property, fixtures, machinery, equipment, systems and apparatus used in connection therewith, including the cost of providing those services required to be furnished by Landlord under this Lease. Operating Costs shall not include: (a) costs of alterations of tenant premises, and space planning fees and tenant relocation costs; (b) costs of capital improvements and other capital expenditures, except those primarily intended, in Landlord's commercially reasonable business judgment, to reduce Operating Costs, and those made to keep the Project in compliance with governmental requirements which become effective after the date of this Lease (including changes after the date of this Lease to the Americans With Disabilities Act ["ADA"] or any Environmental Law [defined in Section 28 below]), amortized by Landlord in accordance with sound accounting and management principles; (c) interest and principal payments on mortgages or any other debt costs, or rental payments on any ground lease of the Project ("Ground Lease"); (d) real estate brokers' leasing commissions; (e) any cost or expenditure for which Landlord is reimbursed (or is entitled to reimbursement), by insurance proceeds or otherwise, except by Operating Cost Share Rent; (f) the cost of any service furnished to any office tenant of the Project which Landlord does not make available to Tenant; (g) salaries and other employee costs for personnel above the grade of building manager; (h) overhead and general administrative expenses of Landlord; (i) costs of repair or other work necessitated by the gross negligence or willful misconduct of Landlord or Landlord's employees, contractors or agents; (j) court costs and legal fees incurred with regard to enforcing the obligations of other tenants; (k) depreciation and amortization (except as set forth in clause (b) above); (l) costs arising from the presence of Hazardous Substances (defined below) in the Premises as of the date possession of the Premises is delivered to Tenant; (m) costs incurred due to the violation by Landlord, or any other tenant, of the terms and conditions of any lease in the Project; (n) fines, penalties and interest not brought about by the acts or omissions of Tenant, or its employees or agents; (o) payments made under Landlord's indemnities to Tenant hereunder or under any indemnity by Landlord to any other tenant in the Project; (p) amounts paid to Landlord or to subsidiaries or affiliates of Landlord for goods supplied to the Project or services rendered to the Project to the extent the same exceeds the costs of such goods and services if rendered by unaffiliated third parties on a competitive basis; (q) political or charitable contributions; and (r) any cost or expense incurred by Landlord in order to bring the Project into compliance with the ADA or any Environmental Law as in effect on the date of this Lease.

          If the Project is not fully leased during any portion of any fiscal year, Landlord may adjust (an "Equitable Adjustment") Operating Costs to equal what would have been incurred by Landlord had the Project been fully leased. For example, assume (i) the Building has ten floors; (ii) the Tenant occupies one floor and Tenant's Proportionate Share is ten percent (10%); (iii) the other nine floors are vacant; (iv) the cost of providing a particular service for Tenant's floor is $1,000. If Tenant paid Tenant's Proportionate Share of that cost, Tenant would pay $100.
     Instead, Landlord shall estimate the cost of such service for the Building if it were one hundred percent (100%) leased. Landlord would take into account any economies of scale; for example, the cost for the entire Building might be $9,000. The Landlord's estimate ($9,000) minus the actual cost incurred by the Landlord ($1000) equals the Equitable Adjustment ($8000). The Equitable Adjustment is added to the actual cost and Tenant pays Tenant's Proportionate Share of the total; in this example, Tenant would pay $9,000 times 10% or $900. This Equitable Adjustment shall apply only to Operating Costs which are variable and therefore increase as leasing of the Project increases. Landlord may incorporate the Equitable Adjustment in its estimates of Operating Costs.

          If Landlord does not furnish any particular service whose cost would have constituted an Operating Cost to a tenant who has undertaken to perform such service itself, Operating Costs shall be increased by the amount which Landlord would have incurred if it had furnished the service to such tenant.

          For any year, the amounts to be included in Operating Costs shall be the amounts due and payable during such year. Any adjustment to any Operating Costs shall apply during the year in which the adjustment is made.

          Landlord may elect, effective January 1 of any year, by providing ninety (90) days prior written notice to Tenant and the other tenants in the Building, to change the basis on which all tenants in the Building reimburse Landlord for Operating Costs from the current "cash" method to an "accrual" method, whereby tenants reimburse Landlord for Operating Costs which accrue with respect to any given year.

          "Lease Year" means each consecutive twelve-month period beginning with the Commencement Date, except that if the Commencement Date is not the first day of a calendar month, then the first Lease Year shall be the period from the Commencement Date through the final day of the twelve months after the first day of the following month, and each subsequent Lease Year shall be the twelve months following the prior Lease Year.

          Fiscal Year. "Fiscal Year" means the calendar year, except that the first fiscal year and the last fiscal year of the Term may be a partial calendar year.

D.        Computation of Base Rent and Rent Adjustments.
          ---------------------------------------------

          (1)  Prorations.       If this Lease begins on a day other
than the first day of a month, the Base Rent, Operating Cost Share Rent and Tax Share Rent shall be prorated for such partial month. If this Lease begins on a day other than the first day, or ends on a day other than the last day, of the fiscal year, Operating Cost Share Rent and Tax Share Rent shall be prorated for the applicable fiscal year.

          (2) Default Interest. Any sum due from Tenant to Landlord not paid when due shall bear interest from the date due until paid at the annual rate equal to three percent (3%) plus the "Corporate Base Rate" at the time of such nonpayment. "Corporate Base Rate" means the rate of interest most recently announced by the First National Bank of Chicago, or its successor (the "First") as its corporate base rate. If the First ceases to use the term corporate base rate, then the Corporate Base Rate shall be the rate used by the First as a base rate of interest for commercial loans, however this rate is designated by the First. A certificate by an officer of the First stating the corporate base rate (or such designated rate) in effect shall be conclusive evidence thereof.

          (3) Rent Adjustments. If the number of rentable square feet in either the Premises or the Building shall be changed, Tenant's
Proportionate Share shall be appropriately recalculated as of the date of the change, provided that, in no event shall Tenant's Proportionate Share be increased as a result of a change in the amount of the office space in the Building. If any Operating Cost paid in one fiscal year relates to more than one fiscal year, Landlord shall proportionately allocate such Operating Cost among the related fiscal years.

          (4) Books and Records. Landlord shall maintain books and records reflecting the Operating Costs and Taxes in accordance with sound accounting and management practices. Tenant, and its agents and representatives may inspect and audit Landlord's records at Landlord's office upon one day's prior notice during normal business hours during the one hundred twenty (120) days following delivery of either the Operating Cost Report or the Tax Report. Tenant and any agent or representative of Tenant shall keep the results of such inspections or audit entirely confidential, and specifically not make such results available to any other tenant in the Building. Any agent or representative of Tenant shall agree to such confidentiality for the benefit of Landlord in its contract with Tenant. Unless Tenant sends to Landlord any written exception to either such report within said one hundred twenty (120) day period, such report shall be deemed final and accepted by Tenant. Tenant shall pay the amount shown on both reports in the manner prescribed in this Lease, whether or not Tenant takes any such written exception, without any prejudice to such exception. If Tenant makes a timely exception, an independent certified public accountant, who is an employee of any of KPMG Peat Marwick, Arthur Andersen & Co., Price Waterhouse, Ernst & Young, Coopers & Lybrand or Deloitte & Touche, and is reasonably acceptable to Landlord and Tenant, shall issue a final and conclusive resolution of Tenant's exception.
If the independent certified public accountant determines that Tenant has overpaid, Landlord shall apply the amount of such overpayment as a credit against the next installments of Tax Share Rent and Operating Cost Share Rent coming due, or if this Lease has terminated, subject to Paragraph (5) below, Landlord shall refund such overpayment to Tenant. If the accountant determines that Tenant has underpaid,

     Tenant shall pay Landlord the amount of such underpayment upon demand. Tenant shall pay the cost of such certification unless Landlord's original determination of annual Operating Costs or Taxes was in error by more than five percent (5%).

          (5) Miscellaneous. So long as Tenant is in default of any obligation under this Lease, Tenant shall not be entitled to any refund of any amount from Landlord. If this Lease is terminated for any reason prior to the annual determination of Operating Cost Share Rent or Tax Share Rent, either party shall pay the full amount due to the other within fifteen
     (15) days after Landlord's notice to Tenant of the amount when it is determined. Landlord may commingle any payments made with respect to Operating Cost Share Rent or Tax Share Rent, without payment of interest.

     3. PREPARATION AND CONDITION OF PREMISES; POSSESSION AND SURRENDER OF PREMISES.

     A. Condition of Premises.   Except for those "Punchlist" items identified
in Paragraph B of Appendix E attached hereto which are Landlord's responsibility, Landlord is leasing the Premises, including the Base Building Components (which are also described on Appendix E) of the Premises, to Tenant "as is," without any representations or warranties, including any express or implied warranties of merchantability, fitness or habitability, and without any obligation to alter, remodel, improve, repair, decorate or clean any part of the Premises.

     B. Tenant's Possession. Tenant's taking possession of any portion of the Premises shall be conclusive evidence that such portion was in good order, repair and condition. If Landlord authorizes Tenant to take possession of any part of the Premises prior to the Commencement Date for purposes of doing business, all terms of this Lease shall apply to such pre-Term possession, including Base Rent at the rate set forth in Section 31, prorated for any partial month.

     C. Maintenance. Throughout the Term, Tenant shall maintain the Premises in their condition as of the Commencement Date, loss or damage caused by the elements, ordinary wear, and fire and other casualty excepted, and at the termination of this Lease, or Tenant's right to possession, Tenant shall return the Premises to Landlord in broom-clean condition. To the extent Tenant fails to perform either obligation, Landlord may, but need not, restore the Premises to such condition and Tenant shall pay the cost thereof.

     D. Ownership of Improvements. All Work as defined in Section 5 below, partitions, hardware, and all fixtures except trade fixtures, constructed in the Premises by either Landlord or Tenant, shall become Landlord's property upon installation without compensation to Tenant, unless Landlord requires Tenant to remove such items pursuant to Paragraph E below.

     E. Removal at Termination. Tenant shall remove, in a good and workmanlike manner, (i) its trade fixtures, furniture, moveable equipment and other personal property from the Premises, (ii) items of Work which Landlord, in its consent to the same, specified for removal at the termination of this Lease or Tenant's right to possession, provided that, by giving Tenant written notice at least 30 days prior to the termination of this Lease or Tenant's right to possession, Landlord may instruct Tenant not to remove certain items of Work which Tenant would have otherwise removed in accordance with this clause (ii), and (iii) items of Non-Consent Work which if not removed, will substantially increase Landlord's demolition costs; upon the termination of this Lease or Tenant's right of possession. Tenant shall return the Premises to its condition prior to the installation of any items which are so removed. If Tenant does not so remove, then Tenant shall be conclusively presumed to have, at Landlord's election (i) conveyed such property to Landlord without compensation, or (ii) abandoned such property, and Landlord may dispose of any part thereof in any manner without liability to Tenant or any other person. Landlord shall have no duty to be a bailee of any such personal property. If Landlord elects abandonment, Tenant shall pay to Landlord, upon demand, any expenses incurred for disposition and demolition.


      4.     PROJECT SERVICES.

      Landlord shall furnish services as follows:

                  A. Heat and Air Conditioning. During the normal business hours of 8:00 a.m. to 6:00 p.m., Monday through Friday, and 8:00 a.m. to 1:00 p.m. on Saturday, Landlord shall furnish (i) air conditioning such that the average temperature condition of the Premises is 74 degrees F + 2 degrees F dry bulb with 50% + 5% relative humidity when the outdoor conditions are not above 95 degrees F dry bulb, and (ii) heat such that the average temperature condition of the Premises is 67 degrees F + 2 degrees F dry bulb when the outdoor conditions are not below 5 degrees F dry bulb. Such temperature range is subject to Tenant's installment of equipment which adversely affects the temperature maintained by the heating and air conditioning system. If Tenant installs any such equipment, Landlord may install supplementary heating and air conditioning units in the Premises, and Tenant shall pay to Landlord upon demand as Additional Rent the cost of installation, operation and maintenance thereof.


                  Landlord shall furnish heating and air conditioning after business hours if Tenant provides Landlord at least twenty-four (24) hours' notice for weekdays, and by 12:00 p.m. on Fridays for weekends, and pays Landlord all then current charges for such additional heating or air conditioning (which rates are currently $75.00 per hour for all of the Premises), provided Landlord shall use commercially reasonable efforts to furnish such after-hours heating or air conditioning on shorter notice from Tenant.


                  B. Elevators. Landlord shall provide passenger elevator service during normal business hours to Tenant in common with Landlord and all other tenants. Landlord shall provide limited passenger service at other times, except in case of an emergency. Landlord shall provide freight elevator service at Tenant's request, and at the hours specified in Addendum C below, subject to scheduling by the Landlord, and, for after-business hour use, payment for the service by Tenant. Tenant shall, however, not be obligated to pay for freight elevator service during its move-in period.

                  C. Electricity. Landlord shall pay for the electricity required for the operation of the heating and air conditioning systems in the Premises during the hours specified in Paragraph A above, and shall include such payment in Operating Costs. All other electricity used in the Premises shall be supplied by the electricity company through a separate meter and paid for by Tenant. Tenant shall pay for the installation of any sub-meter required on any floor of its Premises. Except as provided in Paragraph I below, any decrease or discontinuance of electric service shall not affect the parties' rights and obligations under this Lease. Assuming all other tenants at the Project are using electricity in the aggregate at a normal and customary rate, Tenant shall not use electricity at a rate which causes the use by all tenants to exceed the capacity of the Building or the risers or wiring to the Premises. Landlord shall at Tenant's expense (which expense shall be consistent with that charged by other Comparable Buildings [defined below]) maintain the light fixtures and install lamps, bulbs, ballasts and starters in the Premises.

                  Tenant shall pay for all electricity required for janitorial service, for alterations and repairs to the Premises, and for the operation of any supplementary air conditioning or ventilating system required for its equipment.


                  D. Water. Landlord shall furnish (i) tap water for dishwasher and computer room purposes, (ii) cold water for drinking and toilet purposes, and (iii) cold and hot water for lavatory purposes. Tenant shall not permit water to be wasted.


                  E. Janitorial Service. Landlord shall furnish janitorial service as set forth in Appendix B. Tenant may obtain supplementary janitorial service only at its sole cost and responsibility, with employees or contractors satisfactory to Landlord, and subject to Landlord's prior written consent.

                  F. Telephone Service. Tenant may arrange for telephone service in the Premises directly with the telephone company.
         Tenant shall pay the cost of all charges for installation and service.

                  G. Security Service. Landlord shall provide a reasonable security service for the Building consistent with that of Comparable Buildings, with no warranty as to the effectiveness of such service.

                  H. Common Areas and Base Building Components. Landlord shall maintain and repair the common areas of the Project and the Base Building Components in a manner consistent with Comparable Buildings.

                  I. Interruption of Services. Except as provided below in this Paragraph I, interruption of services caused by repairs, replacements, or alterations to the service system, or by any other cause beyond the reasonable control of Landlord, shall not be deemed an eviction or disturbance of Tenant's possession of any part of the Premises, or render Landlord liable to Tenant for damages, or otherwise affect the rights and obligations of Landlord and Tenant under this Lease.



                  The rent otherwise payable under this Lease shall abate in the manner described in the last sentence of this paragraph if all of the following conditions are met: (i) if Landlord ceases to furnish any service in the Building as a result of a condition which affects only the Building (i.e., which does not affect office buildings in general in the vicinity of the Building); and (ii) if Tenant notifies Landlord in writing within one (1) business day after such cessation; and (iii) if such cessation is not caused by Force Majeure (as defined in Section 21 below); and (iv) if such cessation has not arisen as a result of an act or omission of Tenant; and (v) as a result of such cessation, the Premises (or a material portion thereof) is rendered untenantable (meaning that Tenant is unable to use such space in the normal course of its business) and Tenant in fact so ceases to use such space in the manner used prior to such cessation. As Tenant's sole and exclusive remedy for such cessation, on the sixth day after all of the foregoing conditions have been met, the rent payable hereunder shall be equitably abated based upon the percentage of the space in the Premises so rendered untenantable and not being so used by Tenant, and such abatement shall continue until the date the Premises become tenantable again.



         5. ALTERATIONS AND REPAIRS.

         A. Landlord's Consent and Conditions. Tenant shall not make any improvements or alterations to the Premises which (i) adversely impact, in Landlord's sole discretion, the base structural components or the heating, air conditioning, ventilation, electrical, plumbing or mechanical systems (collectively, the "Systems") of the Building, or (ii) impact any other tenant's premises (collectively, the "Systems/Structure Work"), without submitting plans and specifications therefor to Landlord, and obtaining Landlord's prior written consent thereto (which consent may be withheld in Landlord's sole discretion). Tenant shall not make any improvements or alterations in or additions, changes or installations to the Premises which are not deemed Systems/Structure Work pursuant to this Paragraph 5A, without submitting plans and specifications therefor to Landlord, and obtaining Landlord's prior written consent thereto, if
(a) the cost thereof is in excess of $10,000.00, or (b) such improvements, alterations, additions, changes or installations are visible from outside the Premises, or (c) any improvements, alterations, additions, changes or installations which impact the Systems but are not deemed Systems/Structure Work by Landlord in its sole discretion (collectively, the "Consent Work"). Tenant shall be allowed to make any improvements or alterations in or additions, changes or installations to the Premises which are not deemed Systems/Structure Work or Consent Work pursuant to this Section 5A without Landlord's consent (collectively, the "Non-Consent Work"). For purposes of this Lease, Systems/Structure Work, Consent Work, Non-Consent Work and Initial Improvements are sometimes collectively referred to herein as the "Work". Landlord hereby agrees to inform Tenant of its approval or disapproval of any such Systems/Structure Work or Consent Work within fifteen (15) days after receipt of a complete set of plans and specifications therefor. If Landlord fails to respond in such 15-day period, such Work shall be deemed approved. Tenant shall pay Landlord's standard charge for review of the plans and all other items submitted by Tenant (which is currently $75.00 per hour). With respect to Systems/Structure Work and Consent Work, Landlord may impose any conditions it chooses on such consent. Except as provided in Addendum D below, Tenant shall pay for the cost of all Work. The Work shall be performed by contractors acceptable to Landlord. The following requirements shall apply to all Work:

                  (1) Prior to commencement of either Systems/Structure Work or Consent Work, Tenant shall furnish to Landlord building permits and certificates of insurance satisfactory to Landlord.

                  (2) Tenant shall perform all Work so as to maintain peace and harmony among other contractors serving the Project and shall avoid interference with other work to be performed or services to be rendered in the Project.

                 (3) The Work shall be performed in a good and workmanlike manner, meeting the standard for construction and quality of materials in the Building, and shall comply with all insurance requirements and all applicable laws, ordinances and regulations.

                 (4) Tenant shall permit Landlord to supervise all Work. Landlord may charge a supervisory fee not to exceed five percent (5%) of labor, material, and all other costs of the Work, if Tenant's employees or contractors perform the Work.

                 (5) Prior to commencement of any Work, Tenant shall furnish Landlord with plans and specifications for the same.

                 (6) Upon completion, Tenant shall furnish Landlord with contractor's affidavits and full and final statutory waivers of liens, as-built plans and specifications, and receipted bills covering all labor and materials.

        B. Electronic Systems. If Tenant notifies Landlord that Tenant requires additional electrical or cable capacity for telegraph, telephone, burglar alarm, computer, or signal service, Landlord shall direct how the installation shall be done, but subject to the reasonable review of Tenant as to the installation. Tenant shall make no installation of any kind except in accordance with Landlord's direction. At Landlord's election, Landlord may make final connections to the electrical Systems itself. Tenant shall pay for the entire cost of both the installation and the service.

        C. Damage to Systems. If any part of the mechanical, electrical or other systems in the Premises shall be damaged, Tenant shall promptly, upon obtaining knowledge thereof, notify Landlord, and Landlord shall repair such damage, and if there is an interruption of services as a result of such repair, the terms of Section 4I above shall apply. Landlord may also at any reasonable time make any repairs or alterations which Landlord deems necessary for the safety or protection of the Project, or which Landlord is required to make by any court or other governmental authority. Tenant shall at its expense make all other repairs necessary to keep the Premises, and Tenant's fixtures and personal property, in good order, condition and repair, ordinary wear and damage caused by fire and other casualty excepted; to the extent Tenant fails to do so, and Landlord has given Tenant notice of such failure in the event of a non-emergency and Tenant has failed to cure such failure within 10 days after receipt of such notice, or 30 days after receipt of such notice if (i) such failure is not susceptible to being cured within such 10-day period, (ii) Tenant is diligently pursuing the cure of such failure, and (iii) such failure does not adversely impact any other tenants at the Project, Landlord may make such repairs itself, except that in the event of an emergency, Landlord may immediately make such repairs without providing any notice or cure period to Tenant. The cost of any repairs made by Landlord on account of Tenant's default, or on account of the mis-use or neglect by Tenant or its invitees, contractors or agents anywhere in the Project, shall become Additional Rent payable on demand by Tenant.

        D. No Liens. Tenant has no authority to cause or permit any lien or encumbrance of any kind to affect Landlord's interest in the Project; any such lien or encumbrance shall attach to Tenant's interest only. If any mechanic's lien shall be filed or claim of lien made for work or materials furnished to Tenant (other than due to a failure or default by Landlord), then Tenant shall at its expense within thirty (30) days thereafter either discharge or contest the lien or claim. If Tenant contests the lien or claim, then Tenant shall (i) within such thirty (30) day period, provide Landlord adequate security for the lien or claim, (ii) contest the lien or claim in good faith by appropriate proceedings that operate to stay its enforcement, and (iii) pay promptly any final adverse judgment entered in any such proceeding. If Tenant does not comply with these requirements, Landlord may discharge the lien or claim, and the amount paid, as well as attorneys' fees and other expenses incurred by Landlord, shall become Additional Rent payable on demand by Tenant.

        6. USES OF PREMISES. Tenant shall use: (i) the Office Space only for general office use, (ii) the Retail Space only for retail use, and (iii) the Lower Level Space only for general office use and the Sample Shoe Assembly.
The Sample Shoe Assembly in its current operation is described as follows: (a) Tenant uses a laser cutter to cut paper or plastic patterns to create prototype new shoe styles, and (b) Tenant cuts shoe parts out of leather or cloth using a die or knife, applying latex glue to the leather or cloth so it stays in place while it is sewn together to form a shoe. As conditions of Tenant installing and operating the Sample Shoe Assembly, Tenant shall provide evidence satisfactory to the Landlord that the Sample

Shoe Assembly will comply with the Chicago Zoning Code and Building
Ordinance and any other applicable governmental requirements, and that the Sample Shoe Assembly shall not increase the costs of Landlord's insurance on the Project. Tenant shall comply with Section 5 hereof in installing the Sample Shoe Assembly. Tenant shall use no Hazardous Substances in the operation of the Sample Shoe Assembly. Tenant shall be fully responsible for any injury to person or property arising out of the installation, presence or operation of the Sample Shoe Assembly. Tenant shall not allow any use of the Premises which would cause the value or utility of any part of the Premises to diminish or would interfere with any other Tenant or with the operation of the Project by Landlord. Tenant shall not permit any nuisance or waste upon the Premises, or allow any offensive noise or odor in or around the Premises. Tenant may place vending or dispensing machines in the Premises with Landlord's prior approval.

        7. GOVERNMENTAL REQUIREMENTS AND BUILDING RULES. Tenant shall comply with all governmental laws or regulations applying to its use of the Premises. Tenant shall also comply with all reasonable rules established for the Project from time to time by Landlord. The present rules are contained in Appendix C. Failure by another tenant to comply with the rules or failure by Landlord to enforce them shall not relieve Tenant of its obligation to comply with the rules or make Landlord responsible to Tenant in any way, provided that Landlord shall not more stringently enforce any rule against Tenant than against any other tenant at the Project.


        8.   WAIVER OF CLAIMS; INDEMNIFICATION; INSURANCE.

        A.   Waiver of Claims.

             (1) To the extent permitted by law, Tenant waives any claims it may have against the Landlord or its officers, directors, agents, contractors or employees for business interruption, damage to property, or any other loss sustained by Tenant as the result of any accident or occurrence in the Project or of any part of the Building becoming in disrepair.

             (2) To the extent permitted by law, Landlord waives any claims it may have against the Tenant or its officers, directors, agents, contractors or employees for rent loss, damage to property, or any other loss sustained by Landlord as the result of any accident or occurrence in the Premises or Project or of any part of the Premises becoming in disrepair.

             (3) The insurance policies obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, their officers, directors, employees, managers, agents, invitees and contractors, in connection with any loss or damage thereby insured against.

        B.      Indemnification.

             (1) Tenant shall indemnify, defend and hold harmless Landlord and its directors, officers, employees, agents and contractors against any claims by any third party for injury to any person or damage to or loss of any property occurring in the Project and arising from the use of the Premises or from any act or omission of Tenant or any of Tenant's employees, agents, invitees or contractors.

             (2) Landlord shall indemnify, defend and hold harmless Tenant and its directors, officers, employees, agents and contractors against any claims by any third party for injury to any person or damage to or loss of any property occurring in the Project and arising from the use of the Project or from any act or omission of Landlord or any of Landlord's employees, agents, invitees or contractors.

     C.   Insurance Coverage.

          (1) Tenant shall maintain insurance customary for an office tenant, with such terms, coverages and insurers, as Landlord shall reasonably require from time to time. Initially, such insurance shall include:

          (A) Comprehensive General Liability Insurance, with (i) Contractual Liability including the indemnification provisions contained in this Lease, (ii) a severability of interest endorsement, (iii) limits of not less than One Million Dollars ($1,000,000) combined single limit per occurrence for bodily injury, sickness or death, and property damage, and umbrella coverage of not less than Five Million Dollars ($5,000,000), and
     (iv) Landlord and Landlord's building manager named as additional insureds.

          (B) Insurance against (i) "All Risks" of physical loss covering the replacement cost of all of Tenant's fixtures and personal property, and
     (ii) loss of use of the Premises.

Tenant's insurance shall be primary and not contributory.

          (2) Landlord shall carry insurance policies in amounts and on terms and conditions which are normally carried by reasonably prudent owners of properties similar to the Project.

     D. Insurance Certificates. Tenant shall deliver to Landlord certificates evidencing all required insurance no later than five (5) days prior to the Commencement Date and each renewal date. Each certificate will provide for the thirty (30) days prior written notice of cancellation to Landlord and Tenant.

     9.   FIRE AND OTHER CASUALTY.

     A. Termination. If a fire or other casualty causes substantial damage to the Building or the Premises, Landlord shall engage a registered architect to certify within one (1) month of the casualty to both Landlord and Tenant, the amount of time needed to restore the Building and the Premises to tenantability, using standard working methods. If the time needed exceeds (i) eighteen (18) months from the date of the casualty, or (ii) two (2) months therefrom if the restoration would begin during the last eighteen (18) months of the Lease, then in the case of (a) the Premises, or access thereto or furnishing of essential services thereto, if the damages to the Premises or access thereto or furnishing of essential services thereto are so substantial that the Premises cannot be used by the Tenant for the operation of its business, either Landlord or Tenant may terminate this Lease, and (b) the Building, Landlord (provided Landlord terminates all other leases in the Project) may terminate this Lease, by notice to the other party within five (5) business days after the notifying party's receipt of the architect's certificate. The termination shall be effective thirty (30) days from the date of the notice and Rent shall be paid by Tenant to that date, with an abatement for any portion of the space which has been untenantable after the casualty. Notwithstanding the foregoing, if Landlord elects to terminate this Lease pursuant to clause (ii) above by providing Tenant with notice prior to the last twelve months of the Term, Tenant may override Landlord's election to terminate by electing to extend the Term in accordance with Section 34 below, except that Tenant shall provide written notice to Landlord of such election to extend along with its good faith estimate of the Market Renewal Rate within two (2) business days after receipt of Landlord's termination notice and within two (2) business days after receipt of such notice from Tenant, Landlord shall provide Tenant with notice of its good faith estimate of the Market Renewal Rate.
Section 33 of this Lease shall then be applicable but be modified as follows:
(a) the "five (5) day" period referred to in the introduction of Section 33 shall be amended to be "one (1) business day," and (b) the "fourteen (14) day" period referred to in Section 33A shall be amended to be "two (2) business days". If Tenant so overrides Landlord's election to terminate, the terms of Paragraph B below shall apply.

     B. Restoration. If a casualty causes damage to the Building or the Premises but this Lease is not terminated for any reason, then subject to the rights of any mortgagees or ground lessors, Landlord shall obtain the applicable insurance proceeds and diligently restore the Building and the Premises subject to current governmental requirements, and, if Landlord grants a mortgage encumbering the Project or enters into a ground lease with respect to the Land, Landlord will use commercially reasonable efforts to negotiate with the mortgagee or ground lessor so that to the extent feasible Landlord may restore in the event of a casualty. Tenant shall replace its damaged personal property and fixtures. Rent shall be abated on a per diem basis during the restoration for any portion of the Premises which is untenantable.

     10. EMINENT DOMAIN. If a part of the Project is taken by eminent domain or deed in lieu thereof which is so substantial that the Premises cannot reasonably be used by Tenant for the operation of its business, then either party may terminate this Lease effective as of the date of the taking. If any substantial portion of the Project is taken without affecting the Premises, then Landlord may terminate this Lease as of the date of such taking. Rent shall abate from the date of the taking in proportion to any part of the Premises taken. The entire award for a taking of any kind shall be paid Landlord, and Tenant shall have no right to share in the award. All obligations accrued to the date of the taking shall be performed by each party.

     11. RIGHTS RESERVED TO LANDLORD.

     Landlord may exercise at any time and of the following rights respecting the operation of the Project without liability to the Tenant of any kind:

     A. Name. Except as provided in Section 40 below, to change the name or street address of the Building or the suite numbers of the Premises.

     B. Signs. Except as provided in Section 40 below, to install and maintain any signs on the exterior and in the interior of the Building, and to approve at its discretion prior to installation any of the Tenant's signs in the Premises visible from the common areas or the exterior of the Building.

     C. Window Treatments. To approve, at its discretion, prior to installation any shades, blinds, ventilators or window treatments of any kind, as well as any lighting within the Premises that may be visible from the exterior of the Building.

     D. Service Contracts.   To enter into service contracts with all providers
furnishing ice and drinking water, towels, toilet supplies, shoe shines, sign painting, beverage or food services, or other services to the Premises, provided that the rates charged are reasonably competitive for office buildings in the Chicago area.

     E. Keys. To retain and use at any time passkeys to enter the Premises or any door within the Premises. Tenant shall not alter or add any lock or bolt. Notwithstanding anything to the contrary contained in this Section 11E, Tenant may, if Tenant complies with all of the requirements set forth in this Section, provide its own locks to an area or areas within the Premises (the "Secured Areas"). Tenant need not furnish Landlord with keys to the Secured Areas but upon the termination of this Lease, Tenant shall surrender all such keys to Landlord. If Landlord determines in its sole discretion that an emergency (or other situation) in the Building or the Premises (including but not limited to, a suspected fire or flood) requires Landlord to gain access to the Premises, Tenant hereby authorizes Landlord to forcibly enter any or all of the Secured Areas. In such event, Landlord shall have no liability whatsoever to Tenant, and Tenant shall pay all reasonable expenses incurred by Landlord in repairing or reconstructing any entrance, corridor or other door or other portions of the Premises or any of the Secured Areas damaged as a result of the forcible entry by Landlord. Landlord shall make a reasonable effort to contact Tenant or its representatives to secure access to any Secured Area prior to a forcible entry, but under no circumstances is Landlord obligated to contact Tenant or its representatives. Landlord shall have no obligation to provide either janitorial service or cleaning in the Secured Areas.

     On or before ten (10) days prior to the creation of any Secured Area, Tenant shall give notice to Landlord of the exact location of such Secured Area and the name of the representative of Tenant to be contacted and the manner of contact so as to avoid any such forcible entry.

     F. Access. To have access to inspect the Premises upon providing reasonable notice to Tenant, except in the event of an emergency, and to perform its obligations, or make repairs, alterations, additions or improvements, as permitted by this Lease. Landlord shall (i) repair all damages caused to the Premises, and (ii) use commercially reasonable efforts to minimize any interference with Tenant's business, caused by Landlord's exercise of its rights contained in this Section 11F. Any overtime work necessary to so minimize interference shall not be a direct expense of Tenant but may be included by Landlord as an Operating Cost.

     G. Preparation for Reoccupancy. To decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy at any time after Tenant abandons the Premises and ceases paying any Rent due under this Lease, without relieving Tenant of any obligation to pay Rent.

     H. Heavy Articles. To approve the weight, size, placement and time and manner of movement within the Building of any safe or other heavy article of Tenant's property. Tenant shall move its property entirely at its own risk.

     I. Show Premises. To show the Premises to prospective purchasers or brokers at any reasonable time, and to prospective tenants during the final 11 months of the Term, provided that Landlord gives reasonable prior notice to Tenant, allows a representative of Tenant to be present at the showing and does not materially interfere with Tenant's use of the Premises.

     J. Restrict Access. To restrict access to the Project during such hours as Landlord shall determine, so long as Landlord shall admit Tenant, and its employees and invitees, at all times, subject to appropriate regulation by Landlord.

     K. Intentionally Omitted.

     L. Use of Lockbox. To designate a lockbox collection agent for collections of amounts due Landlord. In that case, the date of payment of Rent or other sums shall be the date of the agent's receipt of such payment or the date of actual collection if payment is made in the form of a negotiable instrument thereafter dishonored upon presentment. However, if Tenant is in default under this Lease, Landlord may reject any payment for all purposes as of the date of receipt or actual collection by mailing to Tenant within 21 days after such receipt or collection a check equal to the amount sent by Tenant.

     M. Repairs and Alterations. Upon prior reasonable notice to Tenant (except in the event of any emergency), to make repairs or alterations to the Project and in doing so transport any required material through the Premises, to close entrances, doors, corridors, elevators and other facilities in the Project, to open any ceiling in the Premises, or to temporarily suspend services or use of common areas in the Building. Landlord may perform any such repairs or alterations during ordinary business hours, except that Tenant may reasonably require any such repairs or alterations in the Premises to be done after business hours and if overtime work is necessary, the cost of such overtime may be included by Landlord as an Operating Cost but shall not be directly payable by Tenant. Landlord may do or permit any work on any nearby building, land, street, alley or way. In exercising its rights under this
Section 11M, Landlord shall (i) allow Tenant, and its agents and employees, reasonable access to the Premises at all times, (ii) use commercially reasonable efforts to minimize any interference with Tenant's business, and
(iii) repair all damage caused to the Premises by Landlord, or its agents or employees.

     N. Landlord's Agents. If Tenant is in default under this Lease, possession of Tenant's funds or negotiation of Tenant's negotiable instrument by any of Landlord's agents shall not waive any breach by Tenant or any remedies of Landlord under this Lease.

     O. Building Services. Except for pipes, conduits, wires and ducts which exclusively serve the Premises, to install, use and maintain through the ceiling of the Premises and beneath the floor of the Premises, pipes, conduits, wires and ducts serving the Building, provided that such installation, use and maintenance does not unreasonably interfere with Tenant's use of the Premises.

     P. Other Actions. To take any other action which Landlord deems reasonable in connection with the operation, maintenance or preservation of the Building.

     12.  TENANT'S DEFAULT.

     Any of the following shall constitute a default by Tenant:

     A. Rent Default. Tenant fails to pay any Rent when due, and this failure continues for five days after written notice from Landlord;

     B. Assignment/Sublease or Hazardous Substances Default. Tenant defaults in its obligations under Section 17 (Assignment and Sublease) or Section 28 (Hazardous Substances);

     C. Other Performance Default. Tenant fails to perform any other obligation to Landlord under this Lease, and this failure continues for thirty days after written notice from Landlord, except that if Tenant begins to cure its failure within the thirty-day period but cannot reasonably complete its cure within such period, then the thirty-day period shall be extended to one-hundred twenty days, or such lesser period as is reasonably necessary to complete the cure;

     D.   Credit Default.  One of the following credit defaults occurs:

          (1) Tenant commences any proceeding under any law relating to bankruptcy, insolvency, reorganization or relief of debts, or seeks appointment of a receiver, trustee, custodian or other similar official for the Tenant or for any substantial part of its property, or any such proceeding is commenced against Tenant and either remains undismissed for a period of ninety days or results in the entry of an order for relief against Tenant which is not fully stayed within thirty days after entry;

          (2) Tenant becomes insolvent or bankrupt, does not generally pay its debts as they become due, or admits in writing its inability to pay its debts, or makes a general assignment for the benefit of creditors;

          (3) Any third party obtains a levy or attachment under process of law against Tenant's leasehold interest.

     13.  LANDLORD REMEDIES.

     A. Termination of Lease or Possession. If Tenant defaults, Landlord may elect by notice to Tenant either to terminate this Lease or to terminate Tenant's possession of the Premises without terminating this Lease. In either case, Tenant shall immediately vacate the Premises and deliver possession to Landlord, and Landlord may repossess the Premises and may remove any of Tenant's signs and any of its other property, without relinquishing its right to receive Rent or any other right against Tenant.

     B. Lease Termination Damages. If Landlord terminates the Lease, Tenant shall pay to Landlord all Rent due on or before the date of termination, plus Landlord's reasonable estimate of the aggregate Rent that would have been payable from the date of termination through the Termination Date, reduced by the rental value of the Premises calculated as of the date of termination for the same period, taking into account reletting expenses and market concessions, both discounted to present value at the U.S. Treasury Bill rate that has a maturity date which is closest to the last day of the Term. If Landlord shall relet any part of the Premises for any part of such period before such present value amount shall have been paid by Tenant or finally determined by a court, then the amount of Rent payable pursuant to such reletting shall be deemed to be the reasonable rental value for that portion of the Premises relet during the period of the reletting.

     C. Possession Termination Damages. If Landlord terminates Tenant's right to possession without terminating the Lease and Landlord takes possession of the Premises itself, Landlord may relet any part of the Premises for such Rent, for such time, and upon such terms as Landlord in its sole discretion shall determine, without any obligation to do so prior to renting other vacant areas in the Building. Any proceeds from reletting the Premises shall first be applied to the expenses of reletting, including redecoration, repair, alteration, advertising, brokerage, legal, and other reasonably necessary expenses. If the reletting proceeds after payment of expenses are insufficient to pay the full amount of Rent under this Lease, Tenant shall pay such deficiency to Landlord monthly upon demand as it becomes due. Any excess proceeds shall be retained by Landlord.

     D. Landlord's Remedies Cumulative. All of Landlord's remedies under this Lease shall be in addition to all other remedies Landlord may have at law or in equity. Waiver by Landlord of any breach of an obligation by Tenant shall be effective only if it is in writing, and shall not be deemed a waiver of any other breach, or any subsequent breach of the same obligation. Landlord's acceptance of payment by Tenant shall not constitute a waiver of any breach by Tenant, and if the acceptance occurs after Landlord's notice to Tenant, or termination of the Lease or of Tenant's right to possession, the acceptance shall not affect such notice or termination. Acceptance of payment by Landlord after commencement of a legal proceeding or final judgment shall not affect such proceeding or judgment.

     E. Waiver of Trial by Jury. Each party waives trial by jury in the event of any legal proceeding brought by the other in connection with this Lease.
Each party shall bring any action against the other in connection with this Lease in a federal or state courts located in Chicago, Illinois, consents to the jurisdiction of such courts, and waives any right to have any proceeding transferred from such courts on the ground of improper venue or inconvenient forum.

     F. Litigation Costs. The non-prevailing party in any lawsuit to enforce this Lease shall pay the attorneys' fees and other costs of the prevailing party.

     14. SURRENDER. Upon termination of this Lease or Tenant's right to possession, Tenant shall return the Premises to Landlord in good order and condition, ordinary wear and casualty damage excepted.

     15. HOLDOVER. If Tenant retains possession of any part of the Premises after the Term, Tenant shall become a month-to-month tenant upon all of the terms of this Lease as might be applicable to such month-to-month tenancy, except that Tenant shall pay Base Rent at (i) 150% of the rate in effect immediately prior to such holdover, and (ii) 200% of such rate beginning in the third month of such holdover; with all such sums computed on a monthly basis for each full or partial month Tenant remains in possession. If Tenant holds over for more than one month, Tenant shall also pay Landlord all of Landlord's direct and consequential damages, and in addition, if Tenant holds over for more than three (3) months and if Landlord so elects by notice to Tenant, such holdover shall constitute a renewal of this Lease for one year at the Market Renewal Rate (defined below), but in no event less than the Rent payable immediately prior to such holdover. No acceptance of Rent or other payments by Landlord under these holdover provisions shall operate as a waiver of Landlord's right to regain possession or any other of Landlord's remedies.

     16.  SUBORDINATION TO GROUND LEASES AND MORTGAGES.

     A. Subordination. This Lease shall be subordinate to any future ground lease or mortgage respecting the Project, and any amendments to such ground lease or mortgage, at the election of the ground lessor or mortgagee as the case may be; provided that, the effectiveness of such subordination is conditioned upon Landlord causing the mortgagee or ground lessor to deliver to Tenant a subordination, non-disturbance and attornment agreement, in form and substance reasonably acceptable to such mortgagee or ground lessor, which agreement shall provide that (i) this Lease shall be subordinate to any future ground lease or mortgage respecting the Project, and any amendments to such ground lease or mortgage, (ii) so long as Tenant is not in default under this Lease after the expiration of any applicable notice and cure periods, Tenant shall have the right to remain in possession under this Lease and to exercise any of its rights under this Lease and all of its options and rights on the terms and conditions set forth herein, even if the ground lease is terminated or the mortgage foreclosed, and (ii) the Tenant shall attorn to such mortgagee or ground lessor. As of the date of this Lease, there is no mortgage encumbering the Project or the Land. The subordination, non-disturbance and attornment shall be effective upon the date the Tenant and the ground lessor or mortgagee, as the case may be, shall have each executed such subordination, non-disturbance and attornment agreement.

     B. Termination of Ground Lease or Foreclosure of Mortgage. If any ground lease is terminated or mortgage foreclosed or deed in lieu of foreclosure given and the ground lessor, mortgagee, or purchaser at a foreclosure sale shall thereby become the owner of the Project, Tenant shall attorn to such ground lessor or mortgagee or purchaser without any deduction or setoff by Tenant, and this Lease shall continue in effect as a direct lease between Tenant and such ground lessor, mortgagee or purchaser. The ground lessor or mortgagee or purchaser shall be liable as Landlord only during the time such ground lessor or mortgagee or purchaser is the owner of the Project. At the request of Landlord, ground lessor or mortgagee, Tenant shall execute and deliver within ten (10) days of the request any customary document furnished by the requesting party to evidence Tenant's agreement to attorn.

     C. Security Deposit. Any ground lessor or mortgagee shall be responsible for the return of any security deposit by Tenant only to the extent the security deposit is received by such ground lessor or mortgagee.

     D. Notice and Right to Cure. The Project is subject to any ground lease and mortgage identified with name and address of ground lessor or mortgagee in any Appendix to this Lease. Tenant agrees to send by registered or certified mail to any ground lessor or mortgagee identified either in such Appendix or in any later notice from Landlord to Tenant a copy of any notice of default sent by Tenant to Landlord. If Landlord fails to cure such default within the required time period under this Lease, but ground lessor or mortgagee begins to cure within ten (10) days after such period and proceeds diligently to complete such cure, then ground lessor or mortgagee shall have such additional time as is necessary to complete such cure, including any time necessary to obtain possession if possession is necessary to cure, and Tenant shall not begin to enforce its remedies so long as the cure is being diligently pursued, and Tenant can continue to operate its business from the Premises.

     E. Definitions. As used in this Section 16, "mortgage" shall include "trust deed" and "mortgagee" shall include "trustee", "mortgagee" shall include the mortgagee of any ground lessee, and "ground lessor", "mortgagee", and "purchaser at a foreclosure sale" shall include, in each case, all of its successors and assigns, however remote.

     17.  ASSIGNMENT AND SUBLEASE.

     A. Specific Transactions. Provided no default has occurred and is continuing under this Lease, upon ten (10) business days prior written notice to Landlord (which notice shall also include detailed information as to the net worth immediately prior to such assignment of both the proposed assignee or successor entity and the Tenant), Tenant may, without Landlord's prior written consent, assign this Lease to an entity into which Tenant is merged or consolidated or to an entity to which substantially all of Tenant's assets are transferred, provided the assignee or successor entity (a "Related Assignee") has a net worth at least equal to the net worth of Tenant immediately prior to such merger, consolidation or transfer. The rights of Tenant set forth in Sections 34, 35, 36 and 38 below shall inure to the benefit of a Related Assignee. Landlord may withhold its consent to an assignment or sublease if Tenant is in default under the Lease, or if the proposed assignee or subtenant is a tenant in the Project or an affiliate of such a tenant. In the case of a proposed sublease where such sublease will not cause the aggregate subleased rentable square footage to exceed 22,707 rentable square feet, Landlord may otherwise withhold its consent only on the basis of the character of the proposed subtenant or the use which the proposed subtenant intends to make of the Premises, in all other cases, Landlord may withhold consent in its sole discretion.

     B. Consent Required. Except as provided in Paragraph A above, Tenant shall not, without the prior consent of Landlord in each case, (i) make or allow any assignment or transfer, by operation of law or otherwise, of any part of Tenant's interest in this Lease, (ii) grant or allow any lien or encumbrance, by operation of law or otherwise, upon any part of Tenant's interest in this Lease, (iii) sublet any part of the Premises, or (iv) permit anyone other than Tenant and its employees to occupy any part of the Premises. A transfer of the direct or indirect power to affect the management or policies of the Tenant, or a transfer of the stock of the Tenant, shall not constitute an assignment of this Lease. No consent granted by Landlord shall relieve Tenant of any of its obligations under this Lease, nor shall it be deemed to be a consent to any subsequent assignment or transfer, lien or encumbrance, sublease or occupancy. Tenant shall pay all of Landlord's attorneys' fees and other expenses incurred in connection with any consent requested by Tenant.
Any assignment or transfer, grant of lien or encumbrance, or sublease or occupancy without Landlord's prior written consent shall be void.

     C. Procedure. Except as provided in Paragraph 17A above, Tenant shall notify Landlord of any proposed assignment or sublease at least thirty (30) days prior to its proposed effective date. The notice shall include the name and address of the proposed assignee or subtenant, its corporate affiliates in the case of a corporation and its partners in a case of a partnership, an execution copy of the proposed assignment or sublease.
Tenant will in all cases provide Landlord sufficient information to     permit
Landlord to determine the character of the proposed assignee or subtenant and the proposed use. For cases in which Landlord may use its discretion, Tenant shall supply Landlord with any information Landlord reasonably requests in order to make its determination. Tenant shall pay Landlord's costs in reviewing any proposed assignment or sublease and granting or withholding its consent. As a condition to any effective assignment of this Lease, the assignee shall execute and deliver in form satisfactory to Landlord at least fifteen (15) days prior to the effective date of the assignment, an assumption of all of the obligations of Tenant under this Lease. As a condition to any effective sublease, subtenant shall execute and deliver in form satisfactory to Landlord at least fifteen (15) days prior to the effective date of the sublease, an agreement to comply with all of Tenant's obligations under this Lease (except for the economic obligations which subtenant will undertake directly to Tenant), and at Landlord's option, an agreement to attorn to Landlord under the terms of the sublease in the event this Lease terminates before the sublease expires.

     D. Excess Payments. If Tenant shall assign this Lease or sublet any part of the Premises for consideration in excess of the pro-rata portion of Rent applicable to the space subject to the assignment or sublet, then Tenant shall pay to Landlord as Additional Rent 30% of any such excess immediately upon receipt.

     18. CONVEYANCE BY LANDLORD. If Landlord shall at any time transfer its interest in the Project or this Lease, Landlord shall be released of any obligations occurring after such transfer, except the obligation to return to Tenant any security deposit not delivered to its transferee, and Tenant shall look solely to Landlord's successors for performance of such obligations. This Lease shall not be affected by any such transfer.


     19. ESTOPPEL CERTIFICATE. Each party shall, within twenty (20) days of receiving a request from the other party, execute, acknowledge in recordable form, and deliver to the other party or its designee a certificate stating, subject to a specific statement of any applicable exceptions, that the Lease as amended to date is in full force and effect, that the Tenant is paying Rent and other charges on a current basis, and that to the best of the knowledge of the certifying party, the other party has committed no uncured defaults and has no offsets or claims. The certifying party may also be required to state the date of commencement of payment of Rent, the Commencement Date, the Termination Date, the Base Rent, the current Operating Cost Share Rent and Tax Share Rent estimates, the status of any improvements required to be completed by Landlord, and such other matters as may be reasonably requested. Failure to deliver such statement within the time required shall be conclusive evidence against the non-certifying party that this Lease, with any amendments identified by the requesting party, is in full force and effect, that there are no uncured defaults by the requesting party, that not more than one month's Rent has been paid in advance, and that the non-certifying party has no claims or offsets against the requesting party.

     20.  SECURITY DEPOSIT.

     A. Tenant shall deposit with Landlord security for the performance of all of its obligation in the amount determined by Landlord in accordance with the Schedule and in the form set forth below. If Tenant defaults under this Lease, Landlord may use any part of the Security Deposit to make any defaulted payment, to pay for Landlord's cure of any defaulted obligation, or to compensate Landlord for any loss or damage resulting from any default. To the extent any portion of the Security Deposit is used, Tenant shall within five
(5) days after demand from Landlord reinstate the Letter of Credit (defined below) to its full amount. If Tenant shall perform all of its obligations under this Lease and return the Premises to Landlord at the end of the Term, Landlord shall return either all of the remaining Security Deposit or the Letter of Credit to Tenant. The Security Deposit shall not serve as an advance payment of Rent or a measure of Landlord's damages for any default under this Lease.

     B. (1) The Security Deposit shall be in the form of an unconditional and irrevocable letter of credit (the "Letter of Credit"), which Letter of Credit shall (a) initially be in the amount as described in the Schedule above, (b) be in substantially the form attached hereto as Appendix G, (c) name Landlord as its beneficiary, (d) expressly allow Landlord to draw upon it at any time or from time to time by delivering to the issuer written notice that Landlord has the right to draw thereunder, (e) be drawn on an FDIC-insured financial institution satisfactory to Landlord, and (f) be redeemable in the State of New York. If Landlord is not provided with a substitute Letter of Credit complying with all of the requirements hereof at least ten (10) days before the stated expiration date hereof, then Landlord shall have the right to draw under such Letter of Credit then held by Landlord and hold such funds as a Security Deposit in accordance with the terms of this Section 20. The Letter of Credit shall be delivered by Tenant to Landlord on or prior to the date of this Lease.

          (2) Tenant may provide Landlord with a replacement Letter of Credit, in the amount described below, as of the first day of the 13th full month after Tenant begins to make payments of Base Rent, and on each anniversary of such date thereafter. If Tenant provides Landlord a replacement Letter of Credit, Landlord shall release the prior Letter of Credit to Tenant within ten (10) business days after the later to occur of (i) Landlord's receipt of the replacement Letter of Credit, or (ii) Tenant's cure of all defaults under this Lease. Such replacement Letters of Credit shall be in an amount equal to the amount of the prior Letter of Credit less 10% of the amount of the original Letter of Credit.


     C. If Landlord transfers its interest in the Project or this Lease, Tenant will cause the issuance of a new Letter of Credit for the benefit of the transferee. Upon such transfer and return of the old Letter of Credit, Landlord shall have no further obligation to return the Letter of Credit to Tenant, and Tenant's right to the return of such Letter of Credit shall apply solely against Landlord's transferee.


     21. FORCE MAJEURE. Neither party shall be in default under this Lease to the extent either party is unable to perform any of its obligations hereunder, except for any payments due under this Lease, on account of any strike or labor problem, energy shortage, governmental pre-emption or prescription, national emergency, or any other cause of any kind beyond its reasonable control ("Force Majeure").

     22. INTENTIONALLY OMITTED.

     23. NOTICES. All notices, consents, approvals and similar communications to be given by one party to the other under this Lease, shall be given in writing, mailed or personally delivered as follows:


     A.  Landlord.  To Landlord as follows:

      Teachers Insurance and Annuity        Teachers Insurance and Annuity
       Association of America                Association of America
      c/o Office of the Building            730 Third Avenue
        Manager                             New York, New York  10017
      200 North LaSalle Street              Attn:  Vice President
      Chicago, Illinois  60601

or to such other person at such other address as Landlord may designate by notice to Tenant.

     B. Tenant. To Tenant at the address stated in the Schedule until Tenant takes possession of the Premises, and thereafter at the Premises or such other address as Tenant may designate by notice to Landlord.

     Mailed notices shall be sent by United States certified or registered mail, or by a reputable national overnight courier service, postage prepaid. Mailed notices shall be deemed to have been given on the earlier of actual delivery or three (3) business days after posting in the United States mail in the case of registered or certified mail, and one business day in the case of overnight courier.

     24. QUIET POSSESSION. So long as Tenant shall perform all of its obligations under this Lease, Tenant shall enjoy peaceful and quiet possession of the Premises against any party claiming through the Landlord.

     25. REAL ESTATE BROKER. Tenant represents to Landlord that Tenant has not dealt with any real estate broker with respect to this Lease except for Miglin-Beitler Management Corporation and Equis, and no other broker claiming by or through Tenant is in any way entitled to any broker's fee or other payment in connection with this Lease.

     26.  MISCELLANEOUS.

     A. Successors and Assigns.   Subject to the limits on Tenant's assignment
contained in Section 14, the provisions of this Lease shall be binding upon and inure to the benefit of all successors and assigns of Landlord and Tenant.

     B. Date Payments Are Due. Except for payments to be made by Tenant under this Lease which are deemed due upon demand, Tenant shall pay to Landlord any amount for which Landlord renders a statement of account as permitted herein within ten days of Tenant's receipt of Landlord's statement.

     C. Meaning of "Landlord", "Re-Entry", "including" and "Affiliate". The term "Landlord" means only the owner of the Project and the lessor's interest in this Lease from time to time. The words "re-entry" and "re-enter" are not restricted to their technical legal meaning. The words "including" and similar words shall mean "without limitation." The word "affiliate" shall mean a person or entity controlling, controlled by or under common control with the applicable entity. "Control" shall mean the power directly or indirectly, by contract or otherwise, to direct the management and policies of the applicable entity.

     D. Time of the Essence. Time is of the essence of each provision of this Lease.

     E. No Option. This document shall not be effective for any purpose until it has been executed and delivered by both parties; execution and delivery by one party shall not create any option or other right in the other party.

     F. Severability. The unenforceability of any provision of this Lease shall not affect any other provision.

     G. Governing Law. This Lease shall be governed in all respects by the laws of Illinois, without regard to the principles of conflicts of laws.

     H. Broker's Commissions. Landlord shall pay any brokerage commission owing to Miglin-Beitler Management Company who will then pay a portion of such brokerage commission received from Landlord to Equis upon submission by Equis of appropriate broker's lien waivers. Each party shall indemnify the other against claims for brokerage commission by any other party claiming through the indemnifying party.

     I. No Oral Modification. No modification of this Lease shall be effective unless it is a written modification signed by both parties.

     J. Landlord's and Tenant's Right to Cure. If Landlord breaches any of its obligations under this Lease, Tenant shall notify Landlord and shall take no action respecting such breach so long as Tenant is able to operate its business and Landlord immediately begins to cure the breach and diligently pursues such cure to its completion within 120 days. Notwithstanding the foregoing, in the event of an emergency (which is defined for purposes of this Paragraph J only as an imminent threat of personal injury to Tenant's employees or material damage to Tenant's equipment or other property at the Premises) which involves an obligation of Landlord under this Lease where Tenant has attempted to notify Landlord of the need to immediately perform such obligation, Tenant may satisfy such obligation. If Tenant performs an obligation of Landlord in accordance with this Paragraph J, Tenant may then sue Landlord for any reasonable and verifiable expenses incurred by Tenant in satisfying such Landlord obligation (but in no event more than $10,000 per emergency work performed prior to notice to Landlord). Landlord may cure any default by Tenant, after providing notice to Tenant and allowing Tenant the time period set forth in Section 12 above to cure such default, except in the event of an emergency where Landlord may immediately cure a default of Tenant, and any expenses incurred by Landlord shall become Additional Rent due from Tenant on demand by Landlord.

     K. Captions. The captions used in this Lease shall have no effect on the construction of this Lease.

     L. Authority. Landlord and Tenant each represents to the other that it has full power and authority to execute and perform this Lease.

     M. Landlord's Enforcement of Remedies. Landlord may enforce any of its remedies under this Lease either in its own name or through an agent.

     N. Entire Agreement. This Lease, together with all Appendices, constitutes the entire agreement between the parties. No representations or agreements of any kind have been made by either party which are not contained in this Lease.

     O. Landlord's Title.   Landlord's title shall always be paramount to the
interest of the Tenant, and nothing in this Lease shall empower Tenant to do anything which might in any way impair Landlord's title.

     P. Light and Air Rights. Landlord does not grant in this Lease any rights to light and air in connection with Project. Landlord reserves to itself, the Land, the Building below the improved floor of each floor of the Premises, the Building above the ceiling of each floor of the Premises, the exterior of the Premises and the areas on the same floor outside the Premises, along with the areas within the Premises required for the installation and repair of utility lines and other items required to serve other tenants of the Building.

     Q. Consents. Neither party shall unreasonably withhold or delay any consent or approval required under this Lease, except as specifically permitted in this Lease.

     R. Singular and Plural. Wherever appropriate in this Lease, a singular term shall be construed to mean the plural where necessary, and a plural term the singular. For example, if at any time two parties shall constitute Landlord or Tenant, then the relevant term shall refer to both parties together.

     S. No Recording by Tenant. Tenant shall not record in any public records any memorandum or any portion of this Lease.

     T. Exclusivity. Except as provided in Section 41 below, Landlord does not grant to Tenant in this Lease any exclusive right except the right to occupy its Premises.

     U. No Construction Against Drafting Party. The rule of construction that ambiguities are resolved against the drafting party shall not apply to this Lease.

     V. Survival. All obligations of Landlord and Tenant under this Lease shall survive the termination of this Lease.

     W. Rent Not Based on Income. No rent or other payment in respect of the Premises shall be based in any way upon net income or profits from the Premises. Tenant may not enter into or permit any sublease or license or other agreement in connection with the Premises which provides for a rental or other payment based on net income or profit.

     X. Building Manager and Service Providers. Landlord may perform any of its obligations under this Lease through its employees, the building manager of the Project, or third parties hired by the Landlord or the building manager.

     Y. Interest on Late Payments. Interest shall be paid by Tenant to Landlord on any late payments of Rent from the date due until paid at the rate provided in Section 2D(3).

     Z. Confidentiality. Both parties agree to not make any public announcement of this Lease or the terms hereof, before or after the date of this Lease, without the prior written consent of the other party; provided, however, that both parties may make disclosure of this Lease to their respective lenders, creditors, officers, employees and agents as necessary to perform their obligations hereunder; and both parties will make such disclosures as may be required by law. It is the intent of the parties to make disclosure of this Lease only in statements, the text of which is agreed upon by both parties.

     27. UNRELATED BUSINESS INCOME. If Landlord is advised by its counsel at any time that any part of the payments by Tenant to Landlord under this Lease may be characterized as unrelated business income under the United States Internal Revenue Code and its regulations, then Tenant shall enter into any amendment proposed by Landlord to avoid such income, so long as the amendment does not require Tenant to make more or higher payments, incur additional liability or accept fewer services from Landlord, than this Lease provides.

     28. HAZARDOUS SUBSTANCES. Tenant shall not cause or permit any Hazardous Substances to be brought upon, produced, stored, used, discharged or disposed of in or near the Project unless Landlord has consented to such storage or use in its sole discretion. "Hazardous Substances" include those hazardous substances described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., any other applicable federal, state or local law, and the regulations adopted under these laws (collectively, the "Environmental Laws"). If any lender or governmental agency shall require testing for Hazardous Substances in the Premises, Tenant shall pay for such testing.

     29. EXCULPATION. Landlord shall have no personal liability under this Lease; its liability shall be limited to its interest in the Project, and shall not extend to any other property or assets of the Landlord.

     30. ADDITIONAL SPACE/RETAIL SPACE/CONFIRMING AMENDMENT.

     A. By providing written notice to Landlord within 60 days after the date of this Lease, Tenant may request that all or any part of the 9th Floor Expansion Space I (defined below) or any lower level space which is available be included as a portion of the Premises. The portion of the lower level space and the 9th Floor Expansion Space I so taken by Tenant is herein referred to as the "Additional Space." Landlord shall deliver the Additional Space to Tenant on the day following Landlord's receipt of Tenant's notice. The parties shall amend this Lease to add such Additional Space to the Premises and modify all terms of this Lease which will be impacted by the addition. The Commencement Date for the Additional Space will be the same as that for the Office Space and Lower Level Space, and Landlord shall provide Tenant with a full construction allowance of $34.00 per rentable square foot with respect to such space.

     B. Landlord will deliver to Tenant that certain retail space constituting approximately 3,240 rentable square feet in the lobby of the Building, which space is depicted on Appendix A attached hereto (the "Retail Space"), two (2) business days after the present tenant completely vacates such space, but in no event later than January 1, 1997 (such date of delivery being referred to herein as the "Retail Space Delivery Date"), in "as-is" condition. Upon delivery of the Retail Space to Tenant, such space shall become part of the Premises, and Tenant's obligation to perform its obligations under this Lease with respect to the Retail Space shall commence on the Retail Space Delivery Date, except that Tenant's obligation to pay Base Rent in accordance with
Section 31B below shall commence on the earlier to occur of (i) 120 days after the Retail Space Delivery Date, and (ii) the date Tenant opens for business from the Retail Space. Landlord shall provide Tenant with a construction allowance for the Retail Space equal to $34.00 per rentable square foot. Such construction allowance shall be used by Tenant for the construction of improvements in the Retail Space, and the disbursement of such allowance and the performance of such improvements shall be in accordance with Appendix D attached hereto.

     C. If necessary, on or prior to the Commencement Date, Landlord and Tenant shall enter into an agreement which sets forth the exact location of the Premises, the rentable square footage of the Premises, Tenant's Proportionate Share of the Building and the annual Base Rent and monthly installments of Base Rent for the Premises for the entire Term.

     31. BASE RENT.

     A. Base Rent for the Office Space and the Lower Level Space shall be in accordance with the following schedule:



                                      Annual
            Period                    Base Rent
            ------                    ---------

            First Lease Year          $6.16 per rentable square foot

            Second Lease Year         $6.41 per rentable square foot

            Third Lease Year          $6.66 per rentable square foot

            Fourth Lease Year         $6.91 per rentable square foot



            Fifth Lease Year          $7.16 per rentable square foot

            Sixth Lease Year          $7.41 per rentable square foot

            Seventh Lease Year        $7.66 per rentable square foot

            Eighth Lease Year         $7.91 per rentable square foot

            Ninth Lease Year          $8.16 per rentable square foot

            Tenth Lease Year          $8.41 per rentable square foot

            Eleventh Lease Year       $8.66 per rentable square foot

            First day of the Twelfth
            Lease Year through the
            expiration of the Lease
            Term                      $8.91 per rentable square foot




      B. Base Rent for the Retail Space shall be in accordance with the following schedule:



                                Annual
      Period                    Base Rent
      ------                    ---------

      First Lease Year          $16.00 per rentable square foot

      Second Lease Year         $16.25 per rentable square foot

      Third Lease Year          $16.50 per rentable square foot

      Fourth Lease Year         $16.75 per rentable square foot

      Fifth Lease Year          $17.00 per rentable square foot




      Sixth Lease Year          $17.25 per rentable square foot

      Seventh Lease Year        $17.50 per rentable square foot

      Eighth Lease Year         $17.75 per rentable square foot

      Ninth Lease Year          $18.00 per rentable square foot

      Tenth Lease Year          $18.25 per rentable square foot

      Eleventh Lease Year       $18.50 per rentable square foot


      First day of the Twelfth
      Lease Year through the
      expiration of the Lease
      Term                                 $18.75 per rentable square foot



     32. RENT ABATEMENT. Notwithstanding Sections 2 and 31 above, Tenant shall not be required with respect to the Office Space and Lower Level
Space to pay for a period of the first 18 months of the Term either, or any, Operating Cost Share Rent and Tax Share Rent in excess of the aggregate of $2.50 per rentable square foot, or any Base Rent. The rent abatement contemplated by this Section 32 shall not apply to the Rent payable for the Retail Space. If Tenant conveys the property that it currently owns at 130 South Canal Street, Chicago, IL during the 18-month period of the rental abatement, then notwithstanding the prior sentence, (i) the remaining period of Tenant's rent abatement shall be reduced by the lesser of (a) six months, or (b) one-half of the time remaining between Tenant's conveyance and the end of the scheduled 18-month rent abatement period, and (ii) as of the end of the reduced rent abatement period, the value of the rent abatement lost by Tenant as the result of such reduction shall be provided to Tenant in the form of equal reductions of the monthly installments of Rent throughout the remaining balance of the Term. The equal reductions of monthly installments shall be adjusted as necessary after the Operating Cost Share Rent and Tax Share Rent have been finally determined for the initially scheduled 18 month rent abatement.

     33. ARBITRATION. The terms of this Section 33 shall be applicable to the determination of any of the Market Renewal Rate and Market Expansion Rate, which terms are respectively defined in Sections 34 and 35. Within five (5) days after both parties have notified the other of their good faith estimate of Market Renewal Rate or Market Expansion Rate, as applicable:

     A. Landlord and Tenant shall commence negotiations to agree upon either the Market Renewal Rate or Market Expansion Rate (to be multiplied by the rentable square feet in the Premises or the subject Expansion Space applicable thereto). If the Landlord and Tenant are unable to reach agreement on such applicable rate within fourteen (14) days after the date negotiations commenced, then Tenant may, by written notice to Landlord within five (5) days after the expiration of such fourteen (14) day period, request to determine the appropriate rate by arbitration.

     B. Within seven (7) days after the receipt of a request by Tenant as described in Paragraph A above, each party shall elect an arbitrator who is an independent MAI appraiser with experience in real estate activities, including at least five (5) years experience in appraising office space in the downtown Chicago, Illinois area (a "Qualified Appraiser"). Within a second period of seven (7) days, the two appointed Qualified Appraisers shall select a third Qualified Appraiser and the third Qualified Appraiser shall be the arbitrator who shall determine the Market Renewal Rate or Market Expansion Rate, as applicable. If one party shall fail to appoint a Qualified Appraiser within the first seven (7) day period, then the Qualified Appraiser chosen by the other party shall be the sole arbitrator.

     C. Once the arbitrator has been selected as provided above, then both parties shall submit to the arbitrator their good faith estimate of Market Renewal Rate or Market Expansion Rate, as applicable, within three (3) days after the selection of the arbitrator and as soon thereafter as practicable, but in any case within fourteen (14) days after receipt of the good faith estimates, the arbitrator shall select one of the two estimates of Market Renewal Rate or Market Expansion Rate, as applicable, which shall be the one that is closer to the arbitrator's good faith estimate of the true Market Renewal Rate or Market Expansion Rate. The value so selected shall be deemed the Market Renewal Rate or Market Expansion Rate, as applicable. The decision of the arbitrator shall be submitted in writing to, and be final and binding on, the Landlord and Tenant. If the arbitrator believes that expert advice would materially assist him, he may retain one or more qualified persons, including but not limited to, legal counsel, brokers, architects or engineers, to provide such expert advice. The party whose estimate is not chosen by the arbitrator shall pay the costs of the arbitrator and of any experts retained by the arbitrator. Any fees of any counsel or expert engaged directly by the Landlord or Tenant, however, shall be borne by the party retaining such counsel or expert.

     34. EXTENSION OPTIONS. Subject to Sections 34B, C and D below, the Term of this Lease may be extended, at the option of Tenant, for three additional periods of five (5) years (each a "Renewal Term"). Any such Renewal Term shall be upon the same terms contained in this Lease, excluding the provisions of
Section 32 and Appendix D of this Lease and except for the amount of Base Rent payable during such Renewal Term, and any reference in the Lease to the "Term" of this Lease shall be deemed to include such Renewal Term and apply thereto, unless it is expressly provided otherwise. Tenant shall have no extension options beyond the aforesaid options. Any termination of this Lease during the initial Term of this Lease or any Renewal Term shall terminate all further rights under this Section 34.

     A. The initial Base Rent during any Renewal Term for any space then constituting a portion of the Premises shall be at a rate equal to the Market Renewal Rate. Tenant's obligation to pay Operating Cost Share Rent and Tax Share Rent pursuant to Section 2A of this Lease shall continue during each Renewal Term.

     B. Such option to extend shall be exercised by Tenant delivering an initial non-binding written notice to Landlord not less than twelve (12) full calendar months prior to the expiration of the initial Term or current Renewal Term, as applicable, of this Lease. Thereafter, both parties shall calculate their good faith estimate of the Market Renewal Rate and notify the other of such determination not less than 11 calendar months prior to the expiration of the Term or current Renewal Term, as applicable, and then the terms of Section 33 above shall apply as to the procedure for determining the Market Renewal Rate.

     C. Tenant's right to exercise its options to extend this Lease pursuant to this Section 33, is subject to the following conditions: (i) that on the date that Tenant delivers its final binding written notice of its election to exercise the subject option to extend, Tenant is not in default under any of the terms of this Lease, after the expiration of any applicable notice and cure periods and no unmatured event of default has occurred and is continuing, and
(ii) if applicable, Tenant has exercised its extension option for the prior Renewal Term or Renewal Terms, as the case may be.

     D. If Tenant fails to give its initial non-binding written notice of intent or its final binding written notice of intent to exercise its options to extend when due as provided in this Section 34, Tenant will be deemed to have waived such option to extend.

     E. For purposes of this Lease, the following terms shall have the following meanings:

     "Comparable Building" shall mean office buildings in the area of downtown Chicago in which the Building is located, or in comparable areas of downtown Chicago, which are comparable to the Building in reputation, quality, age, size, location, and level and quality of services provided, and which have similar levels of occupancy as the Building.

     "Market Renewal Rate" shall be based on the then prevailing gross rent per square foot of rentable area at which a financially responsible landlord and tenant would agree in an arm's-length transaction to a lease of all of the Premises for the applicable Renewal Term, converted to a net or base rent as provided herein. Such prevailing gross rent will be converted back into a net or base rent (which shall then be the Market
Renewal Rate for purposes of this Lease) by the deduction of the sum of the then-current amounts of Operating Cost Share Rent, Tax Share Rent and Additional Rent per square foot payable under this Lease. The Market Renewal Rate may, if requested by Landlord, be restated to include an annual escalation of the initial net or base rent equal to the average annual escalation prevailing among the Comparables provided that the net present value (using the Discount Rate) of the net or base rent payments to be made by Tenant as so escalated shall be equal to the net present value (using the Discount Rate) of the net or base rent payments which would be made by Tenant under this Lease without such escalation.

     "Discount Rate" shall mean, at any time, the rate of interest (assuming monthly compounding) then in general use by the real estate community in downtown Chicago in making present value calculations at such time.

     "Effective Market Rent" shall mean, with respect to any Comparable, the monthly annuity payment (based on an interest rate equal to the Discount Rate) needed to produce a net present value to the landlord during the term of such Comparable equal to the net present value of all gross rental payments (net or base rental payments plus payments on account of taxes and expenses) less the net present value of the cost of all Tenant Concessions. In computing Effective Market Rent, present values of rental streams and of the cost of Tenant Concessions shall be calculated using the Discount Rate.

     "Comparable" shall mean any new lease or renewal lease (but not sublease) of office space in excess of the lesser of (i) 100,000 rentable square feet, or
(ii) the number of rentable square feet Tenant occupies in the Premises as of the date Tenant delivers its initial non-binding written notice to Landlord of its election to extend or expand, as applicable, at the Building or any Comparable Building. Comparables shall exclude any expansion or renewal at a rent agreed to at an earlier date pursuant to a tenant's expansion or renewal option.

     "Tenant Concessions" shall mean, with respect to this Lease or the applicable Comparable, (i) rent concessions, rent abatements, free rent, or similar rent relief thereunder, and (ii) all costs incurred by the landlord thereunder to provide tenant improvements, pay legal fees and space planning fees, pay leasing commissions, assume existing lease obligations (after netting out the reasonable projected recovery thereon), pay moving expenses for the tenant and make any other payments to or for the benefit of the tenant thereunder.

     The Market Renewal Rate shall be determined for each exercise of Tenant's right to extend this Lease under this Section 34.

     In determining the Market Renewal Rate, the Market Renewal Rate shall be established by reference to the Effective Market Rate for the relevant Comparables. In considering Comparables, lease renewals shall be given greater consideration than new leases.

     The Market Renewal Rate for any renewal shall be adjusted, upward or downward, from the Effective Market Rent for the respective Comparables, to reflect the following factors:

     (y) The Market Renewal Rate shall be adjusted to take into account appropriate factors such as (i) any differences in loss factors used in determining the rentable areas of the leased premises of the Comparables considered and the subject portions of the Premises, (ii) any differences in the length of the term of the Comparables considered and the term of this Lease, (iii) any difference between the height of the Comparables and that of the subject portions of the Premises, and (iv) any material variances between the definitions of Taxes and Operating Costs under this Lease and the definitions of taxes and operating costs with respect to any of the Comparable Buildings.

     (z) If a Tenant Concession is made available to Tenant as provided in the following paragraph, the Market Renewal Rate shall be increased to reflect the amortization of the cost of such Tenant Concession over the term of such renewal, on a level-payment basis at the Discount Rate.

           If Landlord is willing to make available, and Tenant desires, as a Tenant Concession, an allowance for improvements to the Premises to be applied to any purpose to which the Landlord's Contribution could be applied pursuant to Appendix D below, Landlord may make such allowance available and the Market Renewal Rate shall be increased accordingly as provided in subparagraph (z) above.

     35. EXPANSION OPTIONS. Subject to Section 35D below, Tenant shall have and is hereby granted the options described in Section 35B below to add to the Premises the 9th Floor Expansion Space I (hereinafter defined) and the 9th Floor Expansion Space II (hereinafter defined) for the remaining Term of this Lease (including any Renewal Term) upon the same terms contained in this Lease except Section 32 and Appendix D of this Lease and the Base Rate for such Expansion Space shall be at the Market Expansion Rate (defined below), and provided that any space added to the Premises pursuant to this Section 35 shall be delivered "as is," and Landlord shall have no obligation to contribute to the cost of any construction or remodeling by Tenant, nor shall Landlord be obligated to perform any construction in connection with such space. Tenant's obligations to pay Operating Cost Share Rent, Tax Share Rent and Base Rent for any particular Expansion Space shall commence on the date such space is actually made available to Tenant to be added to the Premises. In the event that Tenant exercises either of its expansion options pursuant to Section 35B below, the Expansion Space thereby added to the Premises shall become a part of the Premises for all purposes of this Lease, and any reference in this Lease to the term "Premises" shall be deemed to refer to and include any such Expansion Space, except as expressly provided otherwise in this Lease.

     A. (1) On a date specified by Landlord during the period beginning with the first day of the third Lease Year and continuing until the last day of the third Lease Year, Tenant shall have the right to expand into 11,353 rentable square feet on the 9th floor of the Building depicted on Appendix A attached hereto less any portion of such space Tenant leases as Additional Space pursuant to Section 30A above (the "9th Floor Expansion Space I"), at the Market Expansion Rate applicable to the 9th Floor Expansion Space I.

     (2) On a date specified by Landlord during the period beginning with the first day of the fifth Lease Year and continuing until the last day of the fifth Lease Year, Tenant shall have the right to expand into 11,354 rentable square feet (the "9th Floor Expansion Space II") on the 9th floor of the Building depicted on Appendix A attached hereto at the Market Expansion Rate applicable to the 9th Floor Expansion Space II.

     B. Landlord shall give written notice to Tenant of the date on which such Expansion Space shall become available to the Tenant to be added to the Premises (the "Availability Date") not less than fourteen (14) months in advance of the Availability Date. Within fifteen (15) business days after receipt of such notice from Landlord, Tenant may deliver a non-binding written notice to Landlord of its desire to exercise the subject option to expand. Thereafter, both parties shall calculate their good faith estimate of the Market Expansion Rate for the subject Expansion Space and notify the other of such determination not less than thirteen (13) calendar months prior to the Availability Date for the particular Expansion Space, then the terms of Section 33 above shall apply as to the procedure for determining the subject Market Expansion Rate. If Tenant fails to give its non-binding written notice of its desire to exercise the subject to expand when due as hereinabove provided, Tenant will be deemed to have waived such particular option to expand (but such waiver shall not affect Tenant's rights under Sections 36 and 38 below).

     C. Promptly after Tenant's exercise of such expansion option and the final determination of the Market Expansion Rate, Landlord shall prepare an amendment to the Lease to reflect changes in the size of the Premises, Base Rent, Tenant's Proportionate Share and any other appropriate terms, due to the addition of the subject Expansion Space. Tenant shall execute and return such an amendment to this Lease within fifteen (15) days after its submission to Tenant.

     D. Tenant's right to exercise its options to expand pursuant to this
Section 35, is subject to the following conditions: (i) that on the date that Tenant delivers its binding written notice of its election to exercise the subject option to expand, Tenant is not in default under any of the terms of this Lease after the expiration of any applicable notice and cure periods and no unmatured event of default has occurred and is continuing, (ii) that Tenant shall not have assigned this Lease, except to a Related Assignee, and (iii) Tenant continues to occupy a minimum of 80,000 rentable square feet in the Building.

     E. For purposes of this Section 35, "Market Expansion Rate" shall mean the then prevailing gross rent per square foot of rentable area at which a financially responsible landlord and tenant would agree in an arm's length transaction to a lease of all of the subject Expansion Space for the balance of the initial Term, converted to a net or base rent as provided herein. Such prevailing gross rent will be converted back into a net or base rent (which shall then be the Market Expansion Rate for purposes of this Lease) by the deduction of the sum of the then-current amounts of Operating Cost Share Rent, Tax Share Rent and Additional Rent per square foot payable under this Lease. The Market Expansion Rate may, if requested by Landlord, be restated to include an annual escalation of the initial net or base rent equal to the average annual escalation prevailing among the Comparables provided that the net present value (using the Discount Rate) of the net or base rent payments to be made by Tenant as so escalated shall be equal to the net present value (using the Discount Rate) of the net or base rent payments which would be made by Tenant under this Lease without such escalation.

     The Market Expansion Rate shall be determined for each exercise of Tenant's right to expand under this Section 35.

     In determining the subject Market Expansion Rate, such Market Expansion Rate shall be established by reference to the Effective Market Rate for the relevant Comparables. In considering Comparables, lease expansions shall be given greater consideration than new leases.

     The Market Expansion Rate for any expansion shall be adjusted, upward or downward, from the Effective Market Rent for the respective Comparables, to reflect the following factors:

     (y) The Market Expansion Rate shall be adjusted to take into account appropriate factors such as (i) any differences in loss factors used in determining the rentable areas of the leased premises of the Comparables considered and the subject Expansion Space, (ii) any differences in the length of the term of the Comparables considered and the term of this Lease, (iii) any difference between the height of the Comparables and that of the subject Expansion Space, and (iv) any material variances between the definitions of Taxes and Operating Costs under this Lease and the definitions of taxes and operating costs with respect to any of the Comparable Buildings.

     (z) If a Tenant Concession is made available to Tenant as provided in the following paragraph, the Market Expansion Rate shall be increased to reflect the amortization of the cost of such Tenant Concession over the remaining initial Term of this Lease, on a level-payment basis at the Discount Rate.

     If, notwithstanding the other terms of this Section 35, Landlord is willing to make available, and Tenant desires, as a Tenant Concession, an allowance for improvements to the subject Expansion Space to be applied to any purpose to which the Landlord's Contribution could be applied pursuant to Appendix D below, Landlord may make such allowance available and the Market Expansion Rate shall be increased accordingly as provided in subparagraph (z) above.

     36. RIGHT OF FIRST OFFER ON OTHER OFFICE SPACE. Subject to Section 36B and C below, and subject to the expansion or renewal options of current tenants in the Building (individually, a "Prior Tenant"), during the Term, Tenant shall have a right of first offer on any portion of the Building that is located in the same elevator bank as the Office Space as currently constituted, including the 9th Floor Expansion Space I and 9th Floor Expansion Space II (collectively, the "Office ROFO Space"), which right shall be exercised in accordance with the procedures set forth in this Section 36.

     A. If, at any time during the Term of this Lease, any Office ROFO Space becomes available for lease to anyone other than a Prior Tenant, Landlord shall give written notice thereof to Tenant (the "Landlord's Office ROFO Notice") identifying that portion of the Office ROFO Space that is available (the "Subject Office ROFO Space") and containing a calculation of the Annualized Gross Rental Rate (defined below) as to the Subject Office ROFO Space. Landlord's Office ROFO Notice may be given at any time up to twelve (12) months in advance of such availability and shall contain the terms upon which Landlord intends to offer the Subject Office ROFO Space for lease to the market. Tenant shall notify Landlord within ten (10) days of receipt of a Landlord's Office ROFO Notice (a "Response Notice") whether it desires to lease the Subject Office ROFO Space on the terms set forth in Landlord's Office ROFO Notice; provided, however, a failure to notify

Landlord within such 10-day period (the "Initial Response Period") shall be deemed a refusal by Tenant. After any such refusal or deemed refusal, subject to Section 35 above and Paragraph B below, Landlord shall be free to lease such space to any person or entity for any term. Except as provided in Paragraph E below, if Tenant exercises its right of first offer with respect to such Subject Office ROFO Space, such space shall be added to the Premises for the remaining Term of this Lease (including the Renewal Terms) on (a) all the terms, covenants and conditions specified in the Landlord's Office ROFO Notice, and (b) the terms, covenants and conditions of this Lease to the extent that such terms, covenants and conditions of this Lease do not conflict with the terms, covenants and conditions specified in the Landlord's Office ROFO Notice; provided, however, that notwithstanding anything herein to the contrary, during the Renewal Terms, Base Rent, Operating Cost Share Rent, Tax Share Rent and Additional Rent and all other economic terms applicable to any Office ROFO Space shall be adjusted in the manner provided in Section 34 above, and the rent and other economic terms described in the Landlord's Office ROFO Notice shall not apply during any such Renewal Term. Any Office ROFO Space added to the Premises pursuant to this Section 36 shall become a part of the Premises for all purposes of this Lease, and any reference in this Lease to the term "Premises" shall be deemed to refer to and include such portion of the Office ROFO Space, except as expressly provided otherwise in this Lease.

     B. If Tenant does not exercise its right of first offer with respect to any Subject Office ROFO Space, then for nine (9) months after the Initial Response Period, Landlord shall be free to lease the Subject Office ROFO Space to another tenant, provided that if the Landlord intends to offer such space for less than 90% of the Annualized Gross Rental Rate set forth in the Landlord's Office ROFO Notice, Landlord must first offer the space again to Tenant and Tenant shall again have the rights described in this Section 36. For purposes of this Section 36, "Annualized Gross Rental Rate" shall mean, with respect to any particular Subject Office ROFO Space, the annualized net present value, using the Discount Rate, of the sum of (i) the net effective rent, taking into account all Tenant Concessions, and (ii) the applicable proportionate share of Operating Costs and Taxes.

     C. Tenant's right to exercise a right of first offer with respect to any portion of the Office ROFO Space pursuant to this Section 36, is subject to the following conditions: (i) that on the date that Tenant delivers its Response Notice of its election to exercise a right of first offer, Tenant is not in default under any of the terms of this Lease, and no unmatured event of default has occurred and is continuing; (ii) that Tenant shall not have assigned this Lease, except to a Related Assignee; and (iii) Tenant continues to occupy a minimum of 80,000 rentable square feet in the Building.

     D. Promptly after Tenant's exercise of its right of first offer pursuant to this Section 36, Landlord shall prepare an amendment to this Lease to reflect changes in the size of the Premises, Base Rent, Tenant's Proportionate Share and any other appropriate terms, due to the addition of the Subject Office ROFO Space. Tenant shall execute and return such an amendment to this Lease within fifteen (15) days after its submission to Tenant.

     E. If Tenant occupies either the 9th Floor Expansion Space I or the 9th Floor Expansion Space II pursuant to the terms of this Section 36 and then exercises its expansion option for such space in accordance with Section 35 above, the right of first offer term for the subject Expansion Space shall terminate on the day such expansion becomes effective (or would have become effective).

     37.   INTENTIONALLY OMITTED.

     38. RIGHT OF FIRST REFUSAL. Subject to Section 38B below, if Tenant fails to exercise its options to expand into either or both of the 9th
Floor Expansion Space I or the 9th Floor Expansion Space II (the portion of 9th Floor Expansion Space I and the 9th Floor Expansion Space II which Tenant did not expand into is referred to herein as the "9th Floor Space") in accordance with Section 35 above, beginning on the first day of the sixth Lease Year and continuing through the Term of this Lease, Tenant shall have a right of first refusal on the 9th Floor Space, which right shall be exercised in accordance with the procedures set forth in Section 38A below and the right of first refusal described in this Section 38 shall thereafter, with respect to the 9th Floor Space only, supersede the terms of Section 36 above. Tenant's right of first refusal contained in this Section 38 is in addition to Tenant's rights under Sections 35 and 36 above.

     A. If Landlord shall receive a bona fide offer to lease all or any portion of the 9th Floor Space, Landlord shall give written notice thereof to Tenant ("Landlord's ROFR Notice"), which notice shall have attached thereto a summary of such offer, including the name and address of the proposed tenant and the basic economic terms of the offer (the "Initial Offer"). If Tenant shall elect to exercise its right of first refusal, it shall notify Landlord of its election in writing within ten (10) days after receipt of Landlord's ROFR Notice. If Tenant exercises its right of first refusal, such space shall be added to the Premises for the remaining Term of this Lease on (a) all of the terms, covenants and conditions specified in the Initial Offer, except as provided in the next sentence, and (b) the terms, covenants and conditions of this Lease to the extent that such terms, covenants and conditions of this Lease do not conflict with the Initial Offer; provided, however, that notwithstanding anything contained herein to the contrary, during the Renewal Terms, rent and all other economic terms applicable to the 9th Floor Space shall be adjusted in the manner provided in Section 34 hereof, and the rent and other economic terms described in the Initial Offer shall not apply in any Renewal Term. Notwithstanding the foregoing, if the lease term set forth in the Initial Offer will end after the expiration of the Term, such lease term shall be revised to be coterminous with the Term and any build-out allowances and other rent concessions provided for in the Initial Offer shall be reduced by multiplying such amounts by a fraction, the numerator of which shall be the number of months in the period beginning on the commencement date proposed in the Initial Offer and ending on the Termination Date, and the denominator of which shall be the number of months of the term proposed in the Initial Offer. If the 9th Floor Space shall be added to the Premises pursuant to this Section 38, it shall become a part of the Premises for all purposes of this Lease, and any reference in this Lease to the term "Premises" shall be deemed to refer to and include the 9th Floor Space, except as expressly provided otherwise in this Lease.

     If Tenant shall not exercise its right of first refusal, Tenant shall have no further rights with respect to the 9th Floor Space, unless such lease is not actually fully executed and delivered, in which case Tenant shall have a right of first refusal with respect to the next proposed lease for such 9th Floor Space.

     B. Tenant's right to exercise its right of first refusal with respect to the 9th Floor Space pursuant to this Section 38 is subject to the following conditions: (i) that on the date that Tenant delivers its written notice of its election to exercise the right of first refusal with respect to such 9th Floor Space, Tenant is not in default under any of the terms of this Lease and no unmatured event of default has occurred and is continuing; (ii) that Tenant shall not have assigned this Lease, except to a Related Assignee; and (iii) Tenant continues to occupy a minimum of 80,000 rentable square feet in the Building.

     C. Promptly after Tenant's exercise of its right of first refusal pursuant to this Section 38, Landlord shall prepare an amendment to this Lease to reflect changes in the size of the Premises, Base Rent, Tenant's Proportionate Share and any other appropriate terms, due to the addition of the 9th Floor Space. Tenant shall execute and return such an amendment to this Lease within fifteen (15) days after its submission to Tenant.

     39. TERMINATION OPTIONS. Notwithstanding anything contained herein to the contrary, if there are no uncured defaults by Tenant hereunder, Tenant shall have the option to either terminate this Lease (i) in its entirety, or (ii) with respect to one full office floor of the Premises (a "Floor"; the "Termination Option"), effective as of the first day of the seventy-eighth
(78th) month of the Term (the "Early Termination Date") by delivering its written notice of intent to terminate this Lease in whole or in part as aforesaid (the "Termination Notice") to Landlord on or before the first day of the 66th month of the Term and paying Landlord one-half of the appropriate Termination Fee (hereinafter defined) with the Termination Notice. As of the date of this Lease, the "Full Termination Fee," as may be adjusted below, is an amount equal to $5,065,108.64, and the "Floor Termination Fee," as may be adjusted below, is an amount equal to $958,061.96. Tenant shall pay Landlord the balance of the appropriate Termination Fee at least 30 days prior to the Early Termination Date.

        If Tenant delivers its Termination Notice in accordance with the terms and conditions of this Section 39, then as of (i) the delivery of the Termination Notice, if Tenant has elected to terminate this Lease with respect to all of the Premises, Tenant shall have no further rights under Sections 36 and 38 above, and (ii) the Early Termination Date, this Lease shall terminate with respect to all of the Premises or the Floor, as applicable, and Tenant shall be and remain liable for the payment to Landlord of all rent and other sums due or accrued, and for the performance prior to the Early Termination Date, and if the termination is just as to the Floor, this Lease shall continue in full force and effect with respect to the balance of the Premises still subject to this Lease. In the event that Tenant fails to completely vacate the Premises or the Floor, as applicable, and surrender possession thereof to Landlord in accordance with this Lease on or prior to the Early Termination Date, such failure shall be treated as a holding over by Tenant, and Landlord shall be entitled to all of its remedies therefor pursuant to Section 12 of this Lease. If Tenant fails to deliver its Termination Notice and one-half of the appropriate Termination Fee, when due as hereinabove provided, Tenant will be deemed to have waived such Termination Option. If Tenant fails to pay the balance of the appropriate Termination Fee at least 30 days prior to the Early Termination Date, at Landlord's option (i) such termination shall be null and void, and this Lease shall continue in full force and effect with respect to all of the Premises or the Floor, as appropriate, as if Tenant had not exercised such termination right, or (ii) this Lease shall terminate with respect to all of the Premises or the Floor, as appropriate, and Tenant shall pay Landlord, upon demand, the balance of the appropriate Termination Fee and all of Landlord's direct and consequential damages.

     The computation of the Termination Fee is based upon the Tenant Concessions given by Landlord to Tenant (assuming a full abatement period), amortized evenly over the portion of the Term falling after the expiration of the rent abatement period set forth in Section 32 above, on a monthly basis, at 10%, with the unamortized portion payable as of the Early Termination Date as the subject Termination Fee (the calculation of the Termination Fee, as may be diminished by the operation of this sentence, is set forth on Appendix H attached hereto); provided that if the rent abatement described in Section 32 above is reduced and spread pursuant to such Section 32, then the Tenant Concessions in this formula shall be reduced by the amount of such reduction, the reduced amount of the Tenant Concessions shall be amortized as provided above, and the Termination Fee shall be diminished accordingly. If Landlord and Tenant amend this Lease and such amendment will impact the dollar amount of either Termination Fee, the parties will utilize the formula set forth in the preceding sentence to compute such amended Termination Fee.

     40. SATELLITE DISH. Landlord hereby grants Tenant the right to install, maintain and, from time to time, replace a satellite dish (a "Dish") on the roof of the Building, subject to the following: (a) applicable governmental laws; (b) the right of Landlord to supervise any roof penetrations; (c) compliance with the conditions of any roof bond maintained by Landlord on the Building; (d) the Dish not being visible at street level; and (e) Landlord's reasonable approval of the size and weight of the Dish and Tenant's proposed methods for fastening the Dish to the roof of the Building. Tenant shall be responsible for the repair of any damage to any portion of the Building caused by Tenant's installation, use or removal of the Dish. The Dish shall remain the exclusive property of Tenant, and Tenant shall have the right to remove the same at its sole cost and expense at any time during the Term so long as Tenant is not in default under this Lease. Tenant shall protect, defend, indemnify and hold harmless Landlord from and against any and all claims, damages, liabilities, costs of expenses of every kind and nature (including without limitation attorneys' fees) incurred by or asserted against Landlord arising out of Tenant's installation, maintenance, use or removal of the Dish. The area where the Dish will be located on the roof of the Building shall not be included as a portion of the Premises unless Tenant is charging a third party for using the Dish, in which event Tenant shall pay Base Rent with respect to the space occupied by such Dish at the prevailing market rate.

     41.   SIGNAGE/ADVERTISING.

     A. Landlord shall, at Tenant's request and at Tenant's sole cost and expense (including, without limitation, costs related to design, construction, maintenance, and removal):

        (1) (a) rename the Building to "The Florsheim Building," "Florsheim Tower," "Florsheim Plaza" or similar name to be agreed upon between Landlord and Tenant, and (b) use commercially reasonable efforts to use such new name of the Building in all of its advertising materials (notwithstanding the foregoing, Landlord's costs in performing its obligations under this clause (b) shall not be directly chargeable to Tenant);

        (2) provide signage on the existing sign band above the main entrance doors on both the LaSalle Street and Lake Street frontages; and

        (3) provide interior lobby signage above the eastern flower box on the side wall of the Tenant's main elevator bank, which signage will be larger than any other similar signage of any other tenants at the Project.

     B. Tenant may, at its sole cost and expense, install signage in the elevator lobbies of every floor it completely occupies. So long as Tenant satisfies the conditions set forth in this Section 41, the rights granted to Tenant in Paragraphs A(1) and A(3) above, and in this Paragraph B, shall be exclusive to Tenant.

     C. All signage at the Building or Premises shall comply with all applicable governmental rules, regulations and codes and Tenant shall obtain all applicable governmental permits and approvals for such signage. The exercise of the rights referred to in this Section 41 shall be subject to Landlord's prior approval and Tenant shall provide Landlord with all information Landlord requires in order to approve or disapprove the same.

     D.   Tenant's rights in Paragraph A above are subject to the condition that
(i) Tenant continues to occupy a minimum of 80,000 rentable square feet in the Building, or (ii) Tenant continues to occupy between 68,120 rentable square feet and 80,000 rentable square feet in the Building, and no other tenant in the Project leases more rentable square feet than Tenant and desires to benefit from such rights.

     42.  LOBBY RIGHTS.

     A. With Landlord's prior consent, which consent may be withheld in Landlord's reasonable discretion, Tenant may (i) locate a display area in the lobby in the area depicted on Appendix A attached hereto, and (ii) hold Tenant-functions in the lobby after normal business hours. Such display area and after-hours functions will not interfere with normal operations or traffic patterns at the Building and Tenant will reimburse Landlord for any additional Operating Costs incurred by Landlord as a result of such display or after-hours functions. Tenant shall protect, defend, indemnify and hold harmless Landlord from and against any and all claims, damages, liabilities, costs or expenses of every kind and nature, including, without limitation, attorneys' fees (imposed upon or incurred by or asserted against Landlord) arising out of Tenant's exercise of the rights contained in this Section 42. Tenant shall (i) comply with any requirements of Landlord's insurer relating to Tenant's exercise of its rights under this Section 42, and (ii) reimburse Landlord upon demand for any increases in Landlord's insurance premiums brought about by Tenant's exercise of its rights under this Section 42.

     B. Tenant's ability to exercise and benefit from its rights set forth in this Section are conditioned upon Tenant continuing to occupy a minimum of 80,000 rentable square feet in the Building.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease.

                                 LANDLORD:

                                 TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation





                                 By:           /s/ S. Marc Flannery
                                    ------------------------------------------
                                 Print Name:   S. Marc Flannery
                                            ----------------------------------
                                 Print Title:  Assistant Secretary
                                             ---------------------------------



                                 TENANT:


                                 THE FLORSHEIM SHOE COMPANY, a Delaware
                                 corporation




                                 By:           /s/ Larry J. Svoboda
                                    ------------------------------------------
                                 Print Name:   Larry J. Svoboda
                                            ----------------------------------
                                 Print Title:  Vice President, Finance & Chief
                                               -------------------------------
                                                Financial Officer
                                                ------------------------------

                                   APPENDIX A

                           DEPICTION OF THE PREMISES
                         DEPICTION OF THE RETAIL SPACE
                       DEPICTION OF DISPLAY AREA IN LOBBY
                 DEPICTION OF FULL 9TH FLOOR EXPANSION SPACE I
                   DEPICTION OF 9TH FLOOR EXPANSION SPACE II






























                                   APPENDIX A
                                  Page 1 of 1

                                  APPENDIX A
                                  "PREMISES"





                            [Diagram of Premises]







200 NORTH LASALLE CHICAGO, IL  60601
TEACHERS INSURANCE AND ANNUNITY ASSOCIATION
-------------------------------------------
MIGLIN-BEITLER MANAGEMENT CORPORATION
(312) 346-1400



Level 15                            -
--------------------------------------------
22,707 RENTABLE SQUARE FEET       NORTH

                                  APPENDIX A
                                  "PREMISES"









                    [Diagram of Premises]







200 NORTH LASALLE CHICAGO, IL  60601
TEACHERS INSURANCE AND ANNUNITY ASSOCIATION
-------------------------------------------
MIGLIN-BEITLER MANAGEMENT CORPORATION
(312) 346-1400



Level 14                            -
--------------------------------------------
22,707 RENTABLE SQUARE FEET       NORTH

                                  APPENDIX A
                                  "PREMISES"
                            [Diagram of Premises]







200 NORTH LASALLE CHICAGO, IL  60601
TEACHERS INSURANCE AND ANNUNITY ASSOCIATION
-------------------------------------------
MIGLIN-BEITLER MANAGEMENT CORPORATION
(312) 346-1400



Level 12                            -
--------------------------------------------
22,707 RENTABLE SQUARE FEET       NORTH

                                  APPENDIX A
                                  "PREMISES"





                            [Diagram of Premises]







200 NORTH LASALLE CHICAGO, IL  60601
TEACHERS INSURANCE AND ANNUNITY ASSOCIATION
-------------------------------------------
MIGLIN-BEITLER MANAGEMENT CORPORATION
(312) 346-1400



Level 11                            -
--------------------------------------------
22,707 RENTABLE SQUARE FEET       NORTH

                                  APPENDIX A
                                  "PREMISES"





                    [Diagram of Premises]







200 NORTH LASALLE CHICAGO, IL  60601
TEACHERS INSURANCE AND ANNUNITY ASSOCIATION
-------------------------------------------
MIGLIN-BEITLER MANAGEMENT CORPORATION
(312) 346-1400



Level 10                            -
--------------------------------------------
22,707 RENTABLE SQUARE FEET       NORTH

                                  APPENDIX A
                                  "PREMISES"



                     [Diagram of Premises]







200 NORTH LASALLE CHICAGO, IL  60601
TEACHERS INSURANCE AND ANNUNITY ASSOCIATION
-------------------------------------------
MIGLIN-BEITLER MANAGEMENT CORPORATION
(312) 346-1400



Level 1                          -
--------------------------------------------
536 RENTABLE SQUARE FEET       NORTH

                                  APPENDIX A
                                  "PREMISES"



                            [Diagram of Premises]







                     200 NORTH LASALLE CHICAGO, IL  60601
                 TEACHERS INSURANCE AND ANNUNITY ASSOCIATION
                 -------------------------------------------
                    MIGLIN-BEITLER MANAGEMENT CORPORATION
                                (312) 346-1400



                 Level 1                               -
                 --------------------------------------------
                    3,240 RENTABLE SQUARE FEET       NORTH

                                  APPENDIX A
                                  "PREMISES"

                            [Diagram of Premises]







                     200 NORTH LASALLE CHICAGO, IL  60601
                 TEACHERS INSURANCE AND ANNUNITY ASSOCIATION
                 -------------------------------------------
                    MIGLIN-BEITLER MANAGEMENT CORPORATION
                                (312) 346-1400



                 Level LL1                             -
                 --------------------------------------------
                    3,273 RENTABLE SQUARE FEET       NORTH

                                  APPENDIX A
                                  "PREMISES"




                         9th Floor Expansion Space II
                              5TH YEAR EXPANSION
                           11,354 RENTABLE SQ. FT.





                            [Diagram of Premises]




                                                     3RD YEAR EXPANSION
                                                     11,353 RENTABLE SQ. FT.
                                                     9th Floor Expansion Space I



                     200 NORTH LASALLE CHICAGO, IL  60601
                 TEACHERS INSURANCE AND ANNUNITY ASSOCIATION
                 -------------------------------------------
                    MIGLIN-BEITLER MANAGEMENT CORPORATION
                                (312) 346-1400



                 Level 9                               -
                 --------------------------------------------
                                                     NORTH

                                   APPENDIX B

                               CLEANING SCHEDULE

     Landlord shall furnish janitorial service as described below:


                                     DAILY
                                     -----

     Sweep, dry mop (using treated mops), or vacuum all floor areas (moving light furniture) of resilient wood or carpet, remove matter such as gum and tar which has adhered to the floor.

     Empty and damp wipe all ashtrays and waste baskets and remove all trash.

     Dust all horizontal surfaces with treated dust cloth, including furniture, files, equipment, blinds, and louvers that can be reached without a ladder.

     Damp wipe all telephones, including dials and crevices.

     Spot wash to remove smudges, marks and fingerprints from such areas as walls, equipment, doors, partitions and light switches within reach.

     Wash and disinfect water fountains and water coolers.

     Damp mop all non-resilient floors such as concrete, terrazzo and ceramic tile.

     Empty all waste containers.

     Dust and rub down elevator doors, walls, and metal work in elevator cabs.


                                  TOILET ROOMS
                                  ------------

     Clean mirrors, soap dispensers, shelves, wash basins, exposed plumbing, dispenser and disposal container exteriors using detergent disinfectant and water. Damp wipe all ledges, toilet stalls and doors, doors and walls.

     Clean toilets and urinals with detergent disinfectant, beginning with seats and working down. Pour one ounce of bowl cleaner into urinal after cleaning and do not flush.

     Furnish and refill all soap, toilet, sanitary napkin and towel dispensers.

     Clean all baseboards.

     Damp mop floors using detergent disinfectant.


                                     WEEKLY
                                     ------

     Wash all directory board, display, entry door and side light glass, as necessary.

     Spot clean carpet stains.





                                   APPENDIX B
                                  Page 1 of 2

     Spot wash interior partition glass and door glass to remove all smudge marks and finger marks from doors, partitions, woodwork, window ledges and window mullions.



                                    MONTHLY
                                    -------

     Sweep stairwells and landings.

     Wash all uncarpeted areas.

     High dust all horizontal and vertical surfaces not reached in nightly cleaning, such as pipes, light fixtures, door frames, picture frames and other wall hangings.


                                   QUARTERLY
                                   ---------

     Vacuum all ceilings and wall air supply and exhaust diffusers or grills.

     Wash all stairwell landings and treads.

     Clean exterior windows of the Building, weather permitting.

     Scrub, wax and buff all tile areas.


                                 SEMI-ANNUALLY
                                 -------------

      Clean interior windows of the Building.



                                   APPENDIX B
                                  Page 2 of 2

                                   APPENDIX C

                             RULES AND REGULATIONS

     1. Tenant shall not place anything, or allow anything to be placed near the glass of any window, door, partition or wall which may, in Landlord's judgment, appear unsightly from outside of the Project.

     2. The Project directory shall be available to Tenant solely to display names and their location in the Project, which display shall be as directed by Landlord.

     3. The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by Tenant or used by Tenant for any purposes other than for ingress to and egress from the Premises. Tenant shall lend its full cooperation to keep such areas free from all obstruction and in a clean and sightly condition and shall move all supplies, furniture and equipment as soon as received directly to the Premises and move all such items and waste being taken from the Premises (other than waste customarily removed by employees of the Building) directly to the shipping platform at or about the time arranged for removal therefrom. The halls, passages, exits, entrances, elevators, stairways, balconies and roof are not for the use of the general public and Landlord shall, in all cases, retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord, reasonably exercised, shall be prejudicial to the safety, character, reputation and interests of the Project. Except as provided in Section 40 of the Lease, neither Tenant nor any employee or invitee of Tenant shall go upon the roof of the Project.

     4. The toilet rooms, urinals, wash bowls and other apparatuses shall not be used for any purposes other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein, and to the extent caused by Tenant or its employees or invitees, the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by Tenant.

     5. Tenant shall not cause any unnecessary janitorial labor or services by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness.

     6. Tenant shall not install or operate any refrigerating, heating or air conditioning apparatus, or carry on any mechanical business without the prior written consent of Landlord; use the Premises for housing, lodging or sleeping purposes; or permit preparation or warming of food in the Premises (warming of coffee and individual meals with employees and guests excepted). Tenant shall not occupy or use the Premises or permit the Premises to be occupied or used for any purpose, act or thing which is in violation of any public law, ordinance or governmental regulation or which may be dangerous to persons or property.

     7. Tenant shall not bring upon, use or keep in the Premises or the Project any kerosene, gasoline or inflammable or combustible fluid or material, or any other articles deemed hazardous to persons or property, or use any method of heating or air conditioning other than that supplied by Landlord.

     8. Landlord shall have sole power to direct electricians as to where and how telephone and other wires are to be introduced, provided Landlord's exercise of such right is reasonable, does not create undue hardship to Tenant and unreasonably interfere with the business operations of Tenant. No boring or cutting for wires is to be allowed without the consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

     9. Except as permitted in Section 11E of the Lease, Tenant shall not (i) place any additional locks upon any doors, windows or transoms in or to the Premises, or (ii) change existing locks at the Premises or the mechanism thereof. Upon the termination of the Lease, Tenant shall deliver to Landlord all keys and passes for offices, rooms, parking lot and toilet rooms which shall have been furnished Tenant. In the event of the loss of keys so furnished, Tenant shall pay Landlord therefor. Tenant shall not make, or cause to be made, any such keys and shall order all such keys solely from Landlord



                                   APPENDIX C
                                  Page 1 of 3
    shall pay Landlord for any keys in addition to the two sets of keys originally furnished by Landlord for each lock. Landlord's current rate for replacement keys is $5.00 per key.

     10. Tenant shall not install linoleum, tile, carpet or other floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord.

     11. No furniture, packages, supplies, equipment or merchandise will be received in the Project or carried up or down in the freight elevator, except between such hours and in such freight elevator as shall be designated by Landlord. The freight elevator currently runs between 6:00 a.m. and 3:00 p.m. on business days, and during Tenant's construction of the Initial Improvements, such schedule shall not change without Tenant's prior consent. Tenant shall not take or permit to be taken in or out of other entrances of the Building, or take or permit on other elevators, any item normally taken in or out through the trucking concourse or service doors or in or on freight elevators.

     12. Tenant shall cause all doors to the Premises to be closed and securely locked and shall turn off all utilities, lights and machines before leaving the Project at the end of the day.

     13. Without the prior consent of Landlord, which will not be unreasonably withheld or delayed, Tenant shall not use the name of the Project or any picture of the Project in connection with, or in promoting or advertising the business of, Tenant, except Tenant may use the address of the Project as the address of its business.

     14. Tenant shall cooperate fully with Landlord to assure the most effective operation of the Premises' or the Project's heating and air conditioning, and shall refrain from attempting to adjust any controls, other than room thermostats installed for Tenant's use. Tenant shall keep corridor doors closed.

     15. Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage, which may arise from a cause other than Landlord's negligence, which includes keeping doors locked and other means of entry to the Premises closed and secured.

     16. Peddlers, solicitors and beggars shall be reported to the office of the Project or as Landlord otherwise requests.

     17. Tenant shall not advertise the business, profession or activities of Tenant conducted in the Project in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining to such business, profession or activities.

     18. No bicycle or other vehicle and no animals or pets shall be allowed in the Premises, halls, freight docks, or any other parts of the Building except that blind persons may be accompanied by "seeing eye" dogs. Tenant shall not make or permit any noise, vibration or odor to emanate from the Premises, or do anything therein tending to create, or maintain, a nuisance, or do any act tending to injure the reputation of the Building.

     19. Tenant acknowledges that Building security problems may occur which may require the employment of extreme security measures in the day-to-day operation of the Project.

     Accordingly:



     (a) Landlord may, at any time, or from time to time, or for regularly scheduled time periods, as deemed advisable by Landlord and/or its agents, in their sole discretion, require that persons entering or leaving the Project or the Property identify themselves to watchmen or other employees designated by Landlord, by registration, identification or otherwise.


                                   APPENDIX C
                                  Page 2 of 3

     (b) Tenant agrees that it and its employees will cooperate fully with Project employees in the implementation of any and all security procedures.

     (c) Such security measures shall be the sole responsibility of Landlord, and Tenant shall have no liability for any action taken by Landlord in connection therewith.

     20. Except as provided in Section 42 of the Lease, Tenant shall not do or permit the manufacture, sale, purchase, use or gift of any fermented, intoxicating or alcoholic beverages without obtaining written consent of Landlord.

     21. Tenant shall not disturb the quiet enjoyment of any other tenant.

     22. Tenant shall not provide any janitorial services or cleaning without Landlord's written consent and then only subject to supervision of Landlord and at Tenant's sole responsibility and by janitor or cleaning contractor or employees at all times satisfactory to Landlord.

     23. Except as prohibited by Section 11E of the Lease, Landlord may retain a pass key to the Premises and be allowed admittance thereto at all times to enable its representatives to examine the Premises from time to time.

     24. No equipment, mechanical ventilators, awnings, special shades or other forms of window covering shall be permitted either inside or outside the windows of the Premises without the prior written consent of Landlord, and then only at the expense and risk of Tenant, and they shall be of such shape, color, material, quality, design and make as may be approved by Landlord.

     25. Tenant shall not during the term of this Lease canvas or solicit other tenants of the Building for any purpose.

     26. Subject to Section 40 of the Lease, Tenant shall not install or operate any phonograph, musical or sound- producing instrument or device, radio receiver or transmitter, TV receiver or transmitter, or similar device in the Building, nor install or operate any antenna, aerial, wires or other equipment inside or outside the Building, nor operate any electrical device from which may emanate electrical waves which may interfere with or impair radio or television broadcasting or reception from or in the Building or elsewhere, without in each instance the prior written approval of Landlord. The use thereof, if permitted, shall be subject to control by Landlord to the end that others shall not be disturbed.

     27. Tenant shall promptly remove all rubbish and waste from the Premises.

     28. Tenant shall not exhibit, sell or offer for sale, Rent or exchange in the Premises or at the Project any article, thing or service, except those ordinarily embraced within the use of the Premises specified in Section 6 of this Lease, without the prior written consent of Landlord.

     29. Tenant shall list all furniture, equipment and similar articles Tenant desires to remove from the Premises or the Building and deliver a copy of such list to Landlord and procure a removal permit from the Office of the Building authorizing Building employees to permit such articles to be removed.

     30. Tenant shall not overload any floors in the Premises or any public corridors or elevators in the Building.

     31. Intentionally Omitted.

     32. Whenever Landlord's consent, approval or satisfaction is required under these Rules, then unless otherwise stated, any such consent, approval or satisfaction must be obtained in advance, such consent or approval may be granted or withheld in Landlord's sole discretion, and Landlord's satisfaction shall be determined in its sole judgment.

     33. Tenant and its employees shall cooperate in all fire drills conducted by Landlord in the Building.





                                   APPENDIX C
                                  Page 3 of 3

                                   APPENDIX D

                       TENANT IMPROVEMENT WORK AGREEMENT

     1. INITIAL IMPROVEMENTS. Tenant shall be obligated to improve the Premises, at its own cost subject to the Landlord's Contribution (hereinafter defined), in accordance with plans and specifications approved by Landlord (the "Plans") which approval shall not be unreasonably withheld (such improvements are referred to herein as the "Initial Improvements"). Tenant shall furnish the initial draft of the Plans to Landlord for its review and approval by October 1, 1996. Landlord shall within one week after receipt of such initial draft of the Plans either provide comments to such Plans or approve the same, and Landlord's failure to respond within one week after receipt of such initial draft shall be deemed approval. If Landlord provides Tenant with comments to the initial draft of the Plans, Tenant shall provide revised Plans to Landlord incorporating Landlord's comments within one week after receipt of Landlord's comments. Landlord shall then either provide comments to such revised Plans or approve such Plans, and Landlord's failure to respond within one week after receipt of such revised Plans shall be deemed approval. The process described in the previous sentence shall be repeated, if necessary, until the Plans have been finally approved by Landlord. The Initial Improvements shall be performed by any of Turner Construction Company, Pepper Construction, Inc., LaSalle Construction and Walsh Construction Company, or any other contractor reasonably acceptable to Landlord (the "Contractor"). Tenant hereby agrees that the Plans for the Initial Improvements shall comply with all applicable statutes, ordinances, regulations, laws and codes. Landlord's approval of any of the Plans (or any modifications or changes thereto) shall not impose upon Landlord or its agents or representatives any obligation with respect to the design of the Initial Improvements or the compliance of such Initial Improvements and/or the Plans with applicable laws, codes, ordinances and regulations; the obligation with respect to the design of the Initial Improvements and its compliance with applicable laws, codes, ordinances and regulations rests with the Tenant.

     All such Initial Improvements shall be insured under a construction property insurance policy, insuring the replacement value from time to time of such Initial Improvements, and comply with all applicable laws, ordinances and regulations. All Initial Improvements shall be constructed in a good and workmanlike manner, and only good grades of material shall be used. All Initial Improvements shall be performed in such a fashion and by such means as necessary to maintain a professional work environment in the areas surrounding the space to be improved. Tenant shall only use labor that will work in peace and harmony with other contractors and workers serving the Building in constructing the Initial Improvements. Tenant shall avoid actions which interfere with or delay the activities of other contractors serving the Building and other tenants. Tenant shall permit Landlord to observe and monitor all Initial Improvements.

     2. ADDITIONAL IMPROVEMENTS. If Tenant shall require improvements ("Additional Improvements") to the Premises in addition to or substitution for the Initial Improvements, Tenant shall deliver to Landlord for its approval, which approval will not be unreasonably withheld or delayed, plans and specifications for such Additional Improvements. Landlord shall within one week after receipt of such initial draft of plans and specifications for the Additional Improvements (the "AI Plans") either provide comments to such AI Plans or approve the same, and Landlord's failure to respond within one week after receipt of such initial draft shall be deemed approval. If Landlord provides Tenant with comments to the initial draft of the AI Plans, Tenant shall provide revised AI Plans to Landlord incorporating Landlord's comments within one week after receipt of Landlord's comments. Landlord shall then either provide comments to such revised AI Plans or approve such AI Plans, and Landlord's failure to respond within one week after receipt of such revised AI Plans shall be deemed approval. The process described in the previous sentence shall be repeated, if necessary, until the AI Plans have been finally approved by Landlord. Tenant shall pay for all preparations and revisions of the AI Plans and the construction of all Additional Improvements.

     3. LANDLORD'S CONTRIBUTION. Landlord shall contribute an amount not to the product obtained by multiplying $34.00 by the number of rentable square feet comprising the Premises (the "Landlord's Contribution") to be applied toward the costs incurred by Tenant in connection with the Initial Improvements, including, without limitation, the costs incurred by Tenant in connection with any necessary demolition in the Premises and the preparation of the Plans. If the costs incurred by Tenant in connection with the Initial Improvements exceed the Landlord's Contribution, Tenant shall pay all of such excess costs. If the total costs incurred by Tenant in connection with the Initial Improvements is less than the Landlord's




                                   APPENDIX D
                                  Page 1 of 3

Contribution then, at Tenant's option, the shortfall amount not to exceed $6 multiplied by the number of rentable square feet in the Premises may be used by Tenant as either, or both of (i) a credit against the first installments of Base Rent falling due during the Term of the Lease, or (ii) reimbursement to Tenant for actual, verifiable costs incurred by Tenant in connection with moving to the Premises. Upon written request of Tenant (not more frequently than once each month), Landlord shall pay all or any portion of the Landlord's Contribution to Tenant, within thirty (30) days after receipt of (i) invoices,
(ii) evidence satisfactory to Landlord that the work covered by such invoices has been completed in a satisfactory manner, (iii) all necessary lien waivers and sworn affidavits, (iv) marked copies of the originally approved Plans showing all substantial changes made in constructing the Initial Improvements during such period from the Plans as originally approved, and (v) such other documentation as Landlord may reasonably require under the circumstances. Tenant shall deliver as-built Plans to Landlord at the conclusion of Initial Improvements. Tenant shall pay to Landlord a fee for supervising the construction of the Initial Improvements, which fee shall be equal to the out-of-pocket expenses incurred by Landlord in connection with such supervision.

     4. COMMENCEMENT DATE DELAY. The Commencement Date shall be delayed for each day after September 5, 1996 that Landlord fails to make the Lower Level Space and the Office Space available to Tenant for construction of, or preparation for construction of, the Initial Improvements, except to the extent that the delay shall be caused by any act or omission by Tenant, its agents, contractors or persons employed by any of such persons.

     5. ACCESS BY TENANT PRIOR TO COMMENCEMENT OF TERM. Landlord shall permit Tenant and its agents, and the Contractor, to enter the Lower Level Space and the Office Space beginning on the date Landlord executes this Lease, at no cost to Tenant (unless Tenant begins to operate its business from the Premises prior to the Commencement Date in which event the terms of Section 3B of the Lease shall apply), to perform the Initial Improvements and prepare the Premises for Tenant's use and occupancy, including testing and installation of Tenant's
equipment.   Any such permission shall constitute a license only, conditioned upon Tenant's:

     (a) working in harmony with Landlord and Landlord's agents, contractors, workmen, mechanics and suppliers and with other tenants and occupants of the Building;

     (b) obtaining in advance Landlord's approval of the contractors proposed to be used by Tenant (except the Contractor and subcontractors who will not be performing mechanical or electrical work) and depositing with Landlord in advance of any work the Contractor's affidavit for the proposed work and as necessary, from time to time, waivers of lien from the Contractor and all subcontractors and suppliers of material; and

     (c) furnishing Landlord with the insurance required of Tenant pursuant to
Section 8 of the Lease, and causing all other parties entering the Project to perform the Initial Improvements to provide Landlord with the same types, and amounts, of coverages required of the Tenant in Section 8 of the Lease.

     Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant's property or installations in the Premises prior to the Commencement Date. Tenant shall protect, defend, indemnify and save harmless Landlord from all liabilities, costs, damages, fees and expenses arising out of the activities of Tenant or its agents, the Contractor, other contractors, suppliers or workmen in the Premises or the Building. Any entry and occupation permitted under this Appendix D shall be governed by Section 5 and all other terms of the Lease. Landlord shall make the freight elevator available to Tenant during the hours set forth in Paragraph 11 of Appendix C above during construction of the Initial Improvements so as to enable Tenant to continuously perform such construction in the space.

     6.  MISCELLANEOUS.

     (a) Terms used in this Appendix D shall have the meanings assigned to them in the Lease. The terms of this Appendix D are subject to the terms of the Lease.


                                   APPENDIX D
                                  Page 2 of 3

     (b) Notwithstanding anything contained in the Lease to the contrary, Landlord shall pay for all utilities to the Premises for the time period beginning on the date Landlord delivers possession of the Premises to Tenant and ending on the earlier of (i) the Commencement Date, or (ii) the date Tenant begins to do business from the Premises.



                                   APPENDIX D
                                  Page 3 of 3

                                   APPENDIX E

A.   Base Building Components:

     Landlord and Tenant have performed a joint walk-through of the Premises through their respective agents and both parties mutually agreed upon (i) a "Punchlist" of items which both parties are obligated to perform pursuant to Paragraph B of this Appendix E below, and (ii) base building components (the "Base Building Components") which are listed in this Paragraph A below. Landlord does not warrant or represent as to the condition of such Base Building Components and Tenant acknowledges that it has been given an opportunity to inspect the Base Building Components and is accepting them in their "as-is" condition. The following are the Base Building
     Components:

     1. The structural steel and concrete erection of the Building is completed;

     2.   The Building is enclosed and waterproofed;

     3. All utility and service lines and equipment relating to the Building have been brought to the floors on which the Premises are located and the same are in good operating condition; main distribution of primary HVAC and main distribution of sprinkler system have been installed, building standard sprinklers are operational, main electric disconnect is in place, and HVAC loop is connected to main risers or to dedicated floor fan system; electricity and telephone main risers are installed and stubbed to the floor;

 4. The HVAC system, to the floors on which the Premises are located, is fully operational and can supply one (1) CFM per square foot per floor;

 5. The toilet rooms on the floor on which the Premises are located are complete, including electrical outlets and building standard finish;

 6. The concrete slab floors have been leveled, as needed, to within one quarter (1/4) inch per 10 foot diameter (non-cumulative) in all areas required to implement Tenant's Plans, provided that any conditions existing prior to Landlord's delivery of the Office Space to Tenant which do not conform to this standard, shall not be Landlord's responsibility;

 7.       All perimeter walls are drywalled, taped and sanded;

 8. The ground floor lobby and ground floor elevator lobby are complete;

 9. Base building fire stairs are installed and may be accessed with card access system for inter-floor passage, at Tenant's cost. Tenant shall have access to the fire stairs between floors 10 through 15 for internal use;

 10. Base building fire protection alarm system completed with common area annunciators is installed and operational; a base building safety voice annunciator system is installed complete with common area speakers;

 11.      Building standard 1" horizontal blinds are installed;

 12. Cold water supply waste and vent piping are available at two locations on each floor;

 13. Condenser water riser valve access is presently provided at Floors 15 and 12. Condenser water capacity is 15 tons per floor, which capacity may be aggregated and applied to less than all floors of the Premises. Tenant's use of condenser water shall be free of charge up to a maximum of 15 tons per floor, as may be aggregated;



                                   APPENDIX E
                                  Page 1 of 2

      14.  Present electrical power per floor equates to at least 400
           Amp, 3 phase service, 1200 Amps at 120 Volt, 144,000 Watts or 6.545 Watts per square foot; and

      15. Floor load limits of 50 PSF live load, plus 20 PSF partition load is typical, and 80 PSF live load, plus 20 PSF partition load is typical in the floor areas located within 15' of the elevator core.

B.    Punchlist of Base Building Components:

      1. Landlord shall seal cores in the communication closet in the Office Space between floors 9 and 10, and floors 15 and 16.

      2. Landlord shall make available to Tenant (a) all existing stock of linear diffusers and radiant heat panels on the fourteenth floor, (b) additional building stock radiant heat panels, and (c) the stock on the fourteenth floor which shall be inventoried by the building engineer, but such stock on the fourteenth floor shall only be available to Tenant until completion of the Initial Improvements.

      3. Landlord shall provide life safety risers to accompany the strobes which Tenant shall install, at Tenant's sole cost, as part of an ADA-compliant life safety system.

      4. Tenant may, at its sole cost, interface its security system with the Building security system to allow for single card access.

           Upon completion of these items in this Paragraph B which are Landlord's responsibility, such items shall be deemed Base Building Components.



                                   APPENDIX E
                                  Page 2 of 2

                                   APPENDIX F

                   MORTGAGES CURRENTLY AFFECTING THE PROJECT


None.






                                   APPENDIX F
                                  Page 1 of 1